Exhibit 10.15

EXECUTION VERSION

SUB-BAREBOAT CHARTER PARTY RESPECTING 3 VESSELS

Dated as of February 27, 2003

between

CSX ALASKA VESSEL COMPANY, LLC,

as Charterer

and

HORIZON LINES, LLC,

as Subcharterer

CSX ANCHORAGE

CSX KODIAK

CSX TACOMA

TABLE OF CONTENTS

(Not Part of Agreement)

SCHEDULE 1 – Description of Vessels

SCHEDULE 2 – Basic Hire Payable for Each Vessel

SCHEDULE 3 – Stipulated Loss Value Payable for Each Vessel

SCHEDULE 4 – Termination Value Payable for Each Vessel

SCHEDULE 4A – Obsolescence Loss of CCF Benefits

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SUB-BAREBOAT CHARTER PARTY RESPECTING 3 VESSELS

THIS SUB-BAREBOAT CHARTER PARTY RESPECTING 3 VESSELS dated as of February 27, 2003 (hereinafter this “Subcharter”) between CSX ALASKA VESSEL COMPANY, LLC, a Delaware limited liability company (together with its successors and permitted assigns, the “Charterer”), and HORIZON LINES, LLC (f/k/a/ CSX Lines, LLC), a Delaware limited liability company (together with its successors and permitted assigns, the “Subcharterer”).

The Charterer and the Subcharterer hereby agree as follows:

ARTICLE 1

Defined Terms

The following terms shall have the following meanings for all purposes of this Subcharter:

(a) unless otherwise expressly provided, all references herein to Articles or other subdivisions refer to the corresponding Articles and other subdivisions of this Subcharter;

(b) the terms “hereof”, “herein”, “hereby”, “hereto”, “hereunder”, “hereinafter” and “herewith” refer to this Subcharter; and

(c) in respect of each Vessel, all terms used herein which are not defined below are defined separately for each respective Vessel in or by reference in, for the CSX Anchorage, Schedule X attached to the CSX Anchorage Bareboat Charter Party, for the CSX Kodiak, Schedule X attached to the CSX Kodiak Bareboat Charter Party, and for the CSX Tacoma, Schedule X of the CSX Tacoma Bareboat Charter Party (the individual Schedule X for each of the Charters, collectively, the “Schedule Xs”), each of such Charters dated July 15,1987, as amended and assigned, between the Owner Trustee named therein and the Charterer (including all terms defined by reference therein to other instruments or to Articles and other subdivisions of this Subcharter) and for all purposes, such terms shall have the respective meanings stated or referred to in the Schedule Xs.

(d) “Capital Construction Fund” means the capital construction fund of the consolidated tax group of which the Charterer is a member, established in accordance with the provisions of the Merchant Marine Act, 1936, as amended.

(e) “Charterer Encumbrances” means any liens, security interests or encumbrances against any of the Vessels that result solely from acts of, or any failure to act by, or as a result of claims (including any taxes) against the Charterer not permitted by the Charter and related to the Charterer’s bareboat chartered ownership of the Vessels or the transactions contemplated hereby. For the avoidance of doubt, “Charterer Encumbrances” shall not include any liens, security interests or encumbrances arising out of the Subcharterer’s failure to perform its obligations hereunder.

(f) “Charters” means, collectively, the CSX Anchorage Bareboat Charter Party, the CSX Kodiak Bareboat Charter Party and the CSX Tacoma Bareboat Charter Party.

(g) “CSX Anchorage” means the United States flag vessel bearing Official No. 910306 registered in the name of State Street Bank and Trust Company, in its capacity as Owner Trustee.

(h) “CSX Anchorage Bareboat Charter Party” means the Sea-Land Anchorage Bareboat Charter Party, between State Street Bank and Trust Company (as successor in interest to. The Connecticut National Bank), as Owner Trustee, and Horizon Lines, LLC (as successor in interest to Sea-Land Service, Inc.), as Charterer, dated as of July 15, 1987, as amended, supplemented or varied from time to time.

(i) “CSX Anchorage First Preferred Ship Mortgage” means the Sea-Land Anchorage First Preferred Ship Mortgage, made by State Street Bank and Trust Company (as successor in interest to The Connecticut National Bank), not in its individual capacity except as otherwise expressly provided herein, but solely as trustee, to Deutsche Bank Trust Company Americas (as successor in interest to Bankers Trust Company), as Indenture Trustee, dated July 15,1987, as amended, supplemented or varied from time to time.

(j) “CSX Anchorage Indenture” means the Sea-Land Anchorage Indenture of Trust, between State Street Bank and Trust Company (as successor in interest to The Connecticut National Bank), not in its individual capacity but solely as Owner Trustee, and Deutsche Bank Trust Company Americas (as successor in interest to Bankers Trust Company), as Indenture Trustee, dated as of July 15, 1987, as amended, supplemented or varied from time to time.

(k) “CSX Anchorage Participation Agreement” means the Sea-Land Anchorage Participation Agreement, among Trident Marine Trust (as successor in interest to Bell Atlantic Tricon Leasing Corporation), as Owner Participant, Horizon Lines, LLC (as successor in interest to Sea-Land Service, Inc.), as Charterer, CSX Corporation, as Guarantor, State Street Bank and Trust Company (as successor in interest to The Connecticut National Bank), not in its individual capacity except as otherwise expressly provided herein, but solely as trustee, as Bank and Owner Trustee, and Deutsche Bank Trust Company Americas (as successor in interest to Bankers Trust Company), as Indenture Trustee, dated as of July 15, 1987, as amended, supplemented or varied from time to time.

(1) “CSX Anchorage Trust Agreement” means the Sea-Land Anchorage Trust Agreement, between Trident Marine Trust (as successor in interest to Bell Atlantic Tricon Leasing Corporation), as Owner Participant, and State Street Bank and Trust Company (as successor in interest to The Connecticut National Bank), not in its individual capacity except as otherwise expressly provided herein, but solely as trustee, as Bank and Owner Trustee dated as of July 15,1987, as amended, supplemented or varied from time to time.

(m) “CSX Guarantee Release” shall have the meaning set forth in Article 2(c)(ii).

(n) “CSX Kodiak” means the United States flag vessel bearing Official No. 910308 registered in the name of State Street Bank and Trust Company, in its capacity as Owner Trustee.

(o) “CSX Kodiak Bareboat Charter Party” means the Sea-Land Kodiak Bareboat Charter Party, between State Street Bank and Trust Company (as successor in interest to The Connecticut National Bank), as Owner Trustee, and Horizon Lines, LLC (as successor in interest to Sea-Land Service, Inc.), as Charterer, dated as of July 15, 1987, as amended, supplemented or varied from time to time.

(p) “CSX Kodiak First Preferred Ship Mortgage” means the Sea-Land Kodiak First Preferred Ship Mortgage, made by State Street Bank and Trust Company (as successor in interest to The Connecticut National Bank), not in its individual capacity except as otherwise expressly provided herein, but solely as trustee, to Deutsche Bank Trust Company Americas (as successor in interest to Bankers Trust Company), as Indenture Trustee, dated July 15, 1987, as amended, supplemented or varied from time to time.

(q) “CSX Kodiak Indenture” means the Sea-Land Kodiak Indenture of Trust, between State Street Bank and Trust Company (as successor in interest to The Connecticut National Bank), not in its individual capacity but solely as Owner Trustee, and Deutsche Bank Trust Company Americas (as successor in interest to Bankers Trust Company), as Indenture Trustee, dated as of July 15, 1987, as amended, supplemented or varied from time to time.

(r) “CSX Kodiak Participation Agreement” means the Sea-Land Kodiak Participation Agreement, among Trident Marine Trust (as successor in interest to Bell Atlantic Tricon Leasing Corporation), as Owner Participant, Horizon Lines, LLC (as successor in interest to Sea-Land Service, Inc.), as Charterer, CSX Corporation, as Guarantor, State Street Bank and Trust Company (as successor in interest to The Connecticut National Bank), not in its individual capacity except as otherwise expressly provided herein, but solely as trustee, as Bank and Owner Trustee, and Deutsche Bank Trust Company Americas (as successor in interest to Bankers Trust Company), as Indenture Trustee, dated as of July 15, 1987, as amended, supplemented or varied from time to time.

(s) “CSX Kodiak Trust Agreement” means the Sea-Land Kodiak Trust Agreement, between Trident Marine Trust (as successor in interest to Bell Atlantic Tricon Leasing Corporation), as Owner Participant, and State Street Bank and Trust Company (as successor in interest to The Connecticut National Bank), not in its individual capacity except as otherwise expressly provided herein, but solely as trustee, as Bank and Owner Trustee dated as of July 15, 1987, as amended, supplemented or varied from time to time.

(t) “CSX Tacoma” means the United States flag vessel bearing Official No. 910307 registered in the name of State Street Bank and Trust Company, in its capacity as Owner Trustee.

(u) “CSX Tacoma Bareboat Charter Party” means the Sea-Land Tacoma Bareboat Charter Party, between State Street Bank and Trust Company (as successor in interest to The Connecticut National Bank), as Owner Trustee, and Horizon Lines, LLC (as successor in interest to Sea-Land Service, Inc.), as Charterer, dated as of July 15, 1987, as amended, supplemented or varied from time to time.

(v) “CSX Tacoma First Preferred Ship Mortgage” means the Sea-Land Tacoma First Preferred Ship Mortgage, made by State Street Bank and Trust Company (as successor in interest to The Connecticut National Bank), not in its individual capacity except as otherwise expressly provided herein, but solely as trustee, to Deutsche Bank Trust Company Americas (as successor in interest to Bankers Trust Company), as Indenture Trustee, dated July 15,1987, as amended, supplemented or varied from time to time.

(w) “CSX Tacoma Indenture” means the Sea-Land Tacoma Indenture of Trust, between State Street Bank and Trust Company (as successor in interest to The Connecticut National Bank), not in its individual capacity but solely as Owner Trustee, and Deutsche Bank Trust Company Americas (as successor in interest to Bankers Trust Company), as Indenture Trustee, dated as of July 15,1987, as amended, supplemented or varied from time to time.

(x) “CSX Tacoma Participation Agreement” means the Sea-Land Tacoma Participation Agreement, among Trident Marine Trust (as successor in interest to Bell Atlantic Tricon Leasing Corporation), as Owner Participant, Horizon Lines, LLC (as successor in interest to Sea-Land Service, Inc.), as Charterer, CSX Corporation, as Guarantor, State Street Bank and Trust Company (as successor in interest to The Connecticut National Bank), not in its individual capacity except as otherwise expressly provided herein, but solely as trustee, as Bank and Owner Trustee, and Deutsche Bank Trust Company Americas (as successor in interest to Bankers Trust Company), as Indenture Trustee, dated as of July 15,1987, as amended, supplemented or varied from time to time.

(y) “CSX Tacoma Trust Agreement” means the Sea-Land Tacoma Trust Agreement, between Trident Marine Trust (as successor in interest to Bell Atlantic Tricon Leasing Corporation), as Owner Participant, and State Street Bank and Trust Company (as successor in interest to The Connecticut National Bank), not in its individual capacity except as otherwise expressly provided herein, but solely as trustee, as Bank and Owner Trustee dated as of July 15,1987, as amended, supplemented or varied from time to time.

(z) “Guarantee and Indemnity Agreement” means that certain Amended and Restated Guarantee and Indemnity Agreement, dated as of the date hereof, by and among the Charterer and the others named therein as beneficiaries and the Subcharterer and the others named therein as guarantors, as the same may be amended, supplemented or varied from time to time.

(aa) “Guarantee and Indemnity Agreement Events of Default” has the meaning set forth Article 14(a)(ix) hereof.

(bb) “Indemnitee” has the meaning set forth in Article 9(b) hereof for purposes of this Subcharter and the Operative Documents.

(cc) “Indentures” means, collectively, the CSX Anchorage Indenture, the CSX Kodiak Indenture and the CSX Tacoma Indenture.

(dd) “Mortgages” means, collectively the CSX Anchorage First Preferred Ship Mortgage, the CSX Kodiak First Preferred Ship Mortgage and the CSX Tacoma First Preferred Ship Mortgage.

(ee) “Operative Documents” means, collectively the Operative Documents as defined in Schedule X of each of the Charters.

(ff) “Other Subcharter Event of Default” has the meaning set forth in Article 15(b) hereof.

(gg) “Participation Agreements” means, collectively, the CSX Anchorage Participation Agreement, the CSX Kodiak Participation Agreement and the CSX Tacoma Participation Agreement.

(hh) “Special Subcharter Event of Default” has the meaning set forth in Article 14(a) hereof.

(ii) “Subcharter Event of Default” shall have the meaning set forth in Article 14 hereof.

(jj) ‘Transaction Agreement” means that certain Transaction Agreement dated as of December 16, 2002, by and among, inter alia, SL Service, Inc., a Delaware corporation, CSX Corporation, a Virginia corporation, and Delian Holdings, L.L.C., a Delaware limited liability company.

(kk) “Trust Agreements” means, collectively, the CSX Anchorage Trust Agreement, the CSX Kodiak Trust Agreement and the CSX Tacoma Trust Agreement.

(ll) “Vessel” means, singularly, the CSX Anchorage, the CSX Kodiak or the CSX Tacoma, as applicable in the context.

(mm) “Vessels” means, collectively, the CSX Anchorage, the CSX Kodiak and the CSX Tacoma.

ARTICLE 2

Charter Period; Renewals; Extensions of Charter

Period; Redelivery

(a) Upon the terms and conditions set forth in this Subcharter, the Charterer hereby lets and demises, and the Subcharterer hereby hires, the Vessels for the remainder of the Basic Period.

(b) Upon the expiration of the Basic Period, together with all applicable Renewal Periods, the Charter Period shall be extended on a Vessel by Vessel basis (A) for the duration of any Vessel’s voyage in progress at such expiration and any period necessary for the unloading of cargo related to such voyage, and (B) for any period necessary to make any repairs to such Vessel as may be required in order to put such Vessel in a condition necessary to comply with paragraph (e) of this Article 2, provided that no such extension shall exceed 90 days.

(c) Pursuant to the following terms and conditions, the Subcharterer shall be entitled to renew this Subcharter for one or more Vessels at its election for one or more Renewal Periods commencing on the first day following the end of the Basic Period or any Renewal Period for which a renewal has been effected (each a “Renewal Period Commencement Date”):

(i) The Subcharterer may (A) by notice to the Charterer at any time at least 185 days (but not more than 360 days) prior to the Renewal Period Commencement Date for the first proposed Fixed Rate Renewal hereunder, request that a determination be made under Section 2(c)(iii)(E) of the relevant Charter and (B) by notice to the Charterer at any time at least 185 days (but not more than 360 days) prior to the Renewal Period Commencement Date for any proposed Fair Market Renewal hereunder, request that a determination be made under Article 2(c)(iv)(D) of the relevant Charter. The Charterer agrees to make such request promptly to the relevant Owner Trustee and in any event within the time period specified in Section 2(c)(i) of the relevant Charter. No such request pursuant to this clause (i) for a determination shall be deemed an election by the Subcharterer of a renewal pursuant to the provisions of this paragraph (c).

(ii) In the event that the Subcharterer elects to renew this Subcharter for one or more Vessels, the Subcharterer shall provide the Charterer with a notice irrevocably electing such renewal at least 175 days prior to the Renewal Period Commencement Date on which such elected renewal is to take effect. Such notice shall specify (A) the desired Renewal Period in increments of one or more whole years (except that the last of such increments maybe a fraction of a year to the extent so required by the limitation specified in Article 2(c)(iii)(B) of the relevant Charter) and (B) whether a renewal is being elected as a Fixed Rate Renewal pursuant to clause (iii) of this paragraph (c) or as a Fair Market Renewal pursuant to clause (iv) of this paragraph (c). Prior to or simultaneously with such notice to the Charterer and as a precondition to Charterer’s being obligated to take any action (including, but not limited to, giving a corresponding notice to the relevant Owner Trustee) following such notice, Subcharterer shall have delivered to the Charterer such agreements, instruments and other documents (such agreements, instruments and other documents, the “CSX Guarantee Release”), each in form and substance satisfactory to the Charterer, as may be necessary or desirable to unconditionally release each of the Beneficiaries (as such term is defined in the

Guarantee and Indemnity Agreement and including the Charterer) from each of the Guaranteed Obligations (as such term is defined in the Guarantee and Indemnity Agreement) related to such Charter, effective no later than the commencement of the relevant Renewal Period and including the release of any such Beneficiary (as such term is defined in the Guarantee and Indemnity Agreement and including the Charterer) from any obligation to make any payment of the relevant Basic Hire, Supplemental Hire, Stipulated Loss Value or Termination Value arising during the relevant Renewal Period or by reason of the giving of such renewal notice. Upon such delivery, the Charterer shall provide the corresponding notice to the relevant Owner Trustee promptly and in any event within the time period specified in Article 2(c)(iii) of the relevant Charter.

(iii) Each renewal respecting a Vessel pursuant to this clause (iii) shall be referred to as a “Fixed Rate Renewal” and shall be made pursuant to the following terms and conditions:

(A) In the event that the Subcharterer shall not have previously requested a determination pursuant to subclause (i)(A) of this paragraph (c), then immediately upon the giving of the notice of the first Fixed Rate Renewal pursuant to clause (ii) of this paragraph (c), Charterer agrees to cause a determination to be made pursuant to the provisions of Article 2(c)(iii)(E) of the relevant Charter.

(B) The period of each Fixed Rate Renewal (each a “Fixed Rate Renewal Period”) shall be the period commencing on the Renewal Period Commencement Date for which a Fixed Rate Renewal is being requested and ending on the last day of the Renewal Period elected in the notice delivered pursuant to clause (ii) of this paragraph (c); provided, however, no Fixed Rate Renewal Period shall extend beyond the earliest of the dates to be determined pursuant to Article 2(c)(iii)(E) of the relevant Charter and repeated in subclauses (1) – (3) following: (1) the last date on which (x) the period from the Closing Date to such date would be equal to (y) the longest period that is eighty percent (80%) of the estimated economic useful life of the relevant Vessel, measured from the Closing Date (the determination of such useful life to be made pursuant to Article 2(c)(iii)(E) of the relevant Charter), (2) the last day on which the estimated residual value of the relevant Vessel would be twenty percent (20%) of the Total Cost (the determination of such date to be made pursuant to Article 2(c)(iii)(E) of the relevant Charter), without taking into account inflation or deflation subsequent to the Closing Date, and (3) the date occurring on the expiration of a period commencing on the Closing Date and extending for thirty-seven years and six months.

(C) The Basic Hire for each Vessel subject to a Fixed Rate Renewal Period during each Fixed Rate Renewal Period shall be payable in arrears on each Payment Date during such Period and shall be equal to fifty percent (50%) of the average of the Basic Hire payments payable on each Payment Date during the Basic Period under the relevant Charter;

provided, however, in the event that due to any limitation imposed by the proviso set forth in the foregoing subclause (B) the last Fixed Rate Renewal Period expires other than on a Payment Date, then the last payment of Basic Hire for such Fixed Rate Renewal Period shall be payable on the last date of such Fixed Rate Renewal Period and shall be prorated on the basis of the proportion of (x) the actual number of days from and excluding the Payment Date immediately preceding the last day of such Fixed Rate Renewal Period to and including such last day, to (y) 182 days. The Stipulated Loss Value and the Termination Value of each Vessel subject to a Fixed Rate Renewal Period for all Fixed Rate Renewals for such Vessel shall be calculated once on or before the beginning of the first Fixed Rate Renewal and shall (x) on the Renewal Period Commencement Date for the first Fixed Rate Renewal be equal to the Fair Market Sale Value of such Vessel (as determined pursuant to Article 2(c)(iii)(E) of the relevant Charter) as of such Renewal Period Commencement Date and (y) thereafter (over the first and each subsequent Fixed Rate Renewal Period) be reduced on a straight-line basis from the initial Stipulated Loss Value and Termination Value so determined to twenty percent of such initial values as of the earliest of the dates referred to in clauses (1) through (3) of Article 2(c)(iii)(B) of the relevant Charter.

(D) Notwithstanding any provision hereof, for each Vessel (x) the Subcharterer shall not be entitled to more than three Fixed Rate Renewals, (y) all Fixed Rate Renewals elected by the Subcharterer shall run consecutively and (z) no Fixed Rate Renewals shall be permitted unless the first Fixed Rate Renewal Period immediately follows the Basic Period.

(E) In connection with the first actual or prospective Fixed Rate Renewal, a determination shall be made (pursuant to the Appraisal Procedure) of (x) the estimated economic useful life of the relevant Vessel measured from the Closing Date, (y) the last date on which the estimated residual value (without regard to inflation or deflation subsequent to the Closing Date) of the relevant Vessel is projected to be greater than or equal to twenty percent (20%) of the Total Cost and (z) the Fair Market Sale Value of the relevant Vessel as of the Renewal Period Commencement Date for the first Fixed Rate Renewal Period. Such determination (which shall be made within the time periods required pursuant to the Appraisal Procedure and prior to the Renewal Period Commencement Date for the first Fixed Rate Renewal) shall be made as of the Renewal Period Commencement Date for the first Fixed Rate Renewal and shall be used for all subsequent Fixed Rate Renewals.

(F) In connection with the Appraisal Procedure, the Charterer agrees (x) to appoint for purposes of consultation with the relevant Owner Trustee and as the Charterer’s Independent Appraiser, persons designated by the Subcharterer, provided such person or persons meet any qualifications required to be met under the relevant definitions in the relevant Schedule X and (y) subject to the last sentence of Section (c)(ii) of this Article II, to give such corresponding notices under the relevant Charter as the Subcharterer gives to the Charterer hereunder or instructs the Charterer to make under the relevant Charter. The Subcharterer agrees that (x) it shall be bound by the provisions of the relevant Charter and the outcomes of calculations made under the corresponding provisions of Section 2(c) of the relevant Charter respecting Fixed Rate Renewal Periods, and (y) the Subcharterer will bear the expenses and fees stated in the relevant definition of “Appraisal Procedure” to be borne by the Charterer.

(iv) Each renewal respecting a Vessel pursuant to this clause (iv) shall be referred to as a “Fair Market Renewal” and shall be made pursuant to the following terms and conditions:

(A) In the event that the Subcharterer shall not have previously requested a determination pursuant to subclause (i)(B) of this paragraph (c), then immediately upon the giving of the notice of a Fair Market Renewal pursuant to clause (ii) of this paragraph (c), Charterer agrees to cause a determination to be made pursuant to the provisions of Article 2(c)(iv)(D) of the relevant Charter.

(B) The period of each Fair Market Renewal (each, a “Fair Market Renewal Period”) shall be the period commencing on the Renewal Period Commencement Date for which a Fair Market Renewal is being requested and ending on the last day of the Renewal Period requested in the notice delivered pursuant to clause (ii) of this paragraph (c); provided, however, no Fair Market Renewal Period shall terminate during the period commencing on the date four years prior to the end of the estimated economic useful life of the relevant Vessel (as determined in respect of such Fair Market Renewal Period pursuant to the provisions of Article 2(c)(iv)(D) of the relevant Charter) and ending on the day before the end of the estimated economic useful life of the relevant Vessel (it being understood that such termination may occur on the last day of the estimated useful life of the relevant Vessel).

(C) The Basic Hire for each Vessel subject to a Fair Market Renewal Period during each Fair Market Renewal Period shall be the Fair Market Bareboat Charter Hire for such period (as determined pursuant to the provisions of Article 2(c)(iv)(D) of the relevant Charter), payable in arrears on each Payment Date during such Period and on the last day of such Period, if such day is not a Payment Date. During each Fair Market Renewal Period, the Stipulated Loss Value and the Termination Value of each Vessel subject to a Fair Market Renewal Period shall (x) on the Renewal Period Commencement Date for such Fair Market Renewal Period, be equal to the Fair Market Sale Value of such Vessel as of such Renewal Period Commencement Date (as determined with respect to such Fair Market Renewal Period pursuant to Article 2(c)(iv)(D) of the relevant Charter) and (y) during the remainder of such Fair Market Renewal Period, be reduced on a straight-line basis from the Stipulated Loss Value and the Termination Value so determined as of the relevant Renewal Period Commencement Date to the estimated Fair Market Sale Value of the relevant Vessel as of the end of its estimated economic useful life (each as determined with respect to such Fair Market Renewal Period pursuant to Article 2(c)(iv)(D) of the relevant Charter).

(D) In connection with each actual or prospective Fair Market Renewal, a determination shall be made (pursuant to the Appraisal Procedure) of (w) the end of the estimated economic useful life of the relevant Vessel, (x) the Fair Market Sales Value of the relevant Vessel as of the relevant Renewal Period Commencement Date, (y) the estimated Fair Market Sale Value (scrap value) of the relevant Vessel as of the end of its estimated economic useful life and (z) the Fair Market Bareboat Charter Hire under the relevant Vessel. Such determination (which shall be made within the time periods required pursuant to the Appraisal Procedure) shall be made as of the Renewal Period Commencement Date for the relevant Fair Market Renewal and shall be completed before the Renewal Period Commencement Date for such Fair Market Renewal.

(E) Each of the Charterer and the Subcharterer agrees that the terms of Article 2(c)(iii)(F) shall apply to the determination, and calculation of, Basic Hire for any Fair Market Renewal Period.

(v) All provisions of this Subcharter shall be applicable during each Renewal Period, except that the Basic Hire, Stipulated Loss Values and Termination Values payable under this Subcharter for each Vessel subject to a Renewal Period during each Renewal Period shall be those specified in this paragraph (c).

(d) Not less than 95 days prior to the end of the Charter Period for each Vessel, the Subcharterer shall, except as provided in Articles 2(f), 11(a) and 12, deliver to the Charterer notice in writing of the port in the forty-eight contiguous United States at which such Vessel will be available for redelivery at the end of the Charter Period. Within 35 days of such notice, the Charterer shall be entitled to object on reasonable grounds to the port, but not the coast, of such redelivery, in which event the Subcharterer shall promptly designate a new port of redelivery (subject to the same rights of the Charterer to object thereto) or provide an agreement (in the same terms as the Charterer is required to supply to the relevant Owner Participant) to indemnify the Charterer against its obligation to indemnify (under Article 2(d) of the relevant Charter) such Owner Participant on an After-Tax Basis for any adverse tax consequences resulting from redelivery to the port to which the Charterer objected. Charterer agrees to make an objection only if the relevant Owner Trustee makes an objection in accordance with the terms of Article 2(d) of the relevant Charter. At the expiration of the Charter Period for each Vessel, except as provided in Article 2(b), 2(f), 11(a) and 12, the Subcharterer shall, at its own expense, redeliver such Vessel to the Charterer at the port in the United States determined according to the preceding sentences and the Subcharterer’s obligation to pay Basic Hire hereunder shall cease.

(e) The Subcharterer agrees that at the time of its redelivery, each redelivered Vessel shall be charter free and free and clear of all liens, security interests, charges and encumbrances (except any Owner Encumbrances, Charterer Encumbrances, and Permitted Encumbrances, it being understood that the Subcharterer will promptly and diligently cause any such Permitted Encumbrances to be discharged), shall include all Improvements made hereunder, except those removed by Subcharterer to the extent permitted hereby, and shall have the highest classification and rating of the American Bureau of Shipping for vessels of the same size, age and type. Any Coast Guard certificates required to be issued annually with respect to each redelivered Vessel shall have been issued within 12 months preceding the date of redelivery of such Vessel. In addition to the foregoing, (i) at the time of redelivery-each redelivered Vessel (x) shall be ready to sail and in the same good order and condition as required by Article 5, ordinary wear and tear consistent with the age of such Vessel at the time of redelivery excepted, and (y) shall comply with all requirements of the United States Coast Guard or any other governmental agency necessary for such Vessel’s certification at the time of redelivery and (ii) on or before redelivery of each redelivered Vessel the Subcharterer will, at its expense, remove any stack insignia or stack colors of the Subcharterer and make all corrections and repairs necessary to cause such Vessel to comply with all of the terms of this paragraph (e) and of Article 5.

(f) Pursuant to the following terms and conditions, the Subcharterer shall be entitled to purchase one or more Vessels at the expiration of the Charter Period for such Vessel:

(i) The Subcharterer may, by notice to the Charterer at any time not less than 185 days (but not more than 360 days) prior to the expiration of the relevant Charter Period, request, and Charterer agrees to cause, that a determination be made under Article 2(f)(iv) of the relevant Charter of the Fair Market Sale Value of the relevant Vessel. No such request for a determination pursuant to this clause (i) shall be deemed an election by the Subcharterer for a purchase pursuant to the provisions of this paragraph (f).

(ii) In the event that the Subcharterer elects to purchase one or more Vessels, the Subcharterer shall provide the Charterer with a notice irrevocably making such election at least 185 days prior to the expiration of the relevant Charter Period. Such notice shall specify whether a purchase will be made for a purchase price equal to (x) the Fair Market Sale Value of the relevant Vessel determined pursuant to Article 2(f)(iv) of the relevant Charter or (y) if elected by the Subcharterer with respect to a purchase of one or more Vessels at the expiration of the Basic Period, the Projected Fair Market Sale Value of the relevant Vessel (such purchase price for each Vessel, so selected, being hereinafter referred to as the “Option Purchase Price”), and the Charterer shall promptly, and in any event within the time period specified in Article 2(c)(iii) of the relevant Charter, provide the corresponding notice to the relevant Owner Trustee. Upon providing this notice to the Charterer and as a precondition to Charterer’s action following such notice, Subcharterer agrees to provide Charterer a letter of credit in an amount equal to 20% of the Option Purchase Price, such letter of credit to be in all material respects, including but not limited to the issuer thereof, reasonably satisfactory to the Charterer. In the event that the Subcharterer shall elect to purchase a Vessel at its Fair Market Sale Value and in the event that the Subcharterer shall not have previously requested a determination pursuant to clause (i) of this paragraph (f), then immediately upon the giving of the notice of the Subcharterer’s election to purchase such Vessel at a price equal to its Fair Market Sale Value, the Charterer agrees to cause a determination of the Fair Market Sale Value of the such Vessel to be made pursuant to Article 2(f)(iv) of the relevant Charter.

(iii) The Subcharterer shall pay to the order of the Charterer for payment to the relevant Owner Trustee, on or before the expiration of the Charter Period for each Vessel to be purchased pursuant to this paragraph (f), an amount equal to the Option Purchase Price for such Vessel (less any unapplied Prepaid Hire and imputed return accrued thereon respecting such Vessel pursuant to Article 9(g) hereof), and upon such payment and the payment by the Subcharterer of all Hire payable on or before such expiration date (including, without limitation, the Basic Hire becoming due and payable on such expiration date), the Charterer shall (i) instruct the relevant Owner Trustee to transfer (or the Charterer shall cause the relevant Owner Trustee to transfer to the Charterer and the Charterer shall retransfer to the Subcharterer) all its right, title and interest in the relevant Vessel to the Subcharterer, subject to the Subcharterer’s obtaining any governmental consents required, without any representation, recourse or warranty on the part of the relevant Owner Trustee or the Charterer except that the relevant Owner Trustee shall warrant to the Subcharterer (or the relevant Owner Trustee shall warrant to the Charterer who shall assign such warranty to the Subcharterer) that the relevant Vessel is free and clear of all Owner Encumbrances and the liens of the relevant Indenture and the Mortgage and the Charterer shall warrant to the Subcharterer that the relevant Vessel is free and clear of all Charterer Encumbrances and all Owner Encumbrances that have attached prior to the delivery of the relevant Vessel to the Subcharterer under this Subcharter, and (ii) return the letter of credit identified in Article 2(f)(ii) above.

(iv) In connection with an actual or prospective purchase by the Subcharterer of any Vessel at its Fair Market Sale Value, the Charterer shall cause a determination to be made (pursuant to the Appraisal Procedure) of the Fair Market Sale Value of such Vessel as set forth in Article 2(f)(iv) of the relevant Charter. Such determination (which shall be made within the time periods required pursuant to the Appraisal Procedure) shall be made as of, and completed prior to, the expiration of the relevant Charter Period.

(v) Each of the Charterer and the Subcharterer agrees that the terms of Section 2(c)(iii)(F) shall apply to the calculations of Fair Market Sale Value.

(g) The Subcharterer shall, at all reasonable times during the last 180 days of the Charter Period, permit access to the relevant Vessel by the Charterer, the relevant Owner Trustee and the relevant Owner Participant and to persons designated by the Charterer, the relevant Owner Trustee and the relevant Owner Participant in connection with any prospective sale or prospective rechartering of such Vessel by the relevant Owner Trustee, and shall permit the visual inspection of such Vessel by such persons; provided, however, that (i) the Charterer shall provide the Subcharterer with eight Business Days’ prior notice of its or the relevant Owner Trustee’s intention to exercise its respective rights hereunder or under the relevant Charter, (ii) the exercise of such rights shall not unreasonably interfere with the use and operation of the relevant Vessel by the Subcharterer and (iii) the Charterer, the relevant Owner Participant, the relevant Owner Trustee and such persons shall bear their own respective out-of-pocket expenses in connection with such access and inspection.

ARTICLE 3

Delivery of Each Vessel

(a) Delivery of each Vessel hereunder shall be deemed to be a delivery to the Subcharterer at the place at which each Vessel is so delivered. Upon such delivery, the Subcharterer will cause an employee or designee of the Subcharterer to accept delivery of the Vessels from the Charterer on behalf of itself hereunder, and to execute and deliver to the Charterer a certificate of acceptance for each of the Vessels stating that such Vessel has been accepted on behalf of the Subcharterer on the date of such certificate of acceptance, whereupon such Vessel shall be deemed to have been delivered by the Charterer and accepted by the Subcharterer and shall be subject thereafter to all the terms and conditions of this Subcharter. The foregoing sentence shall not affect the rights and obligations of any Person arising under the Transaction Agreement.

(b) NONE OF THE RELEVANT BANK, THE RELEVANT OWNER TRUSTEE OR, EXCEPT AS EXPLICITLY SET FORTH IN THE TRANSACTION AGREEMENT, THE GUARANTOR OR THE CHARTERER MAKES ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO THE TITLE, SEAWORTHINESS, VALUE, CONDITION, DESIGN, MERCHANTABILITY OR OPERATION OF ANY OF THE VESSELS OR AS TO THE QUALITY OF THE MATERIAL, EQUIPMENT OR WORKMANSHIP IN ANY OF THE VESSELS, OR AS TO THE FITNESS OF ANY OF THE VESSELS FOR ANY PARTICULAR USE, OR, EXCEPT AS SET FORTH IN THE FIRST SENTENCE OF ARTICLE 3(c) AND IN ARTICLE 4(b), AS TO THE ELIGIBILITY OF ANY OF THE VESSELS FOR ANY PARTICULAR TRADE OR ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO ANY OF THE VESSELS; AND UNDER NO CIRCUMSTANCES WHATSOEVER SHALL THE RELEVANT BANK, THE RELEVANT OWNER TRUSTEE, OR, EXCEPT AS EXPLICITLY SET FORTH IN THE TRANSACTION AGREEMENT, THE GUARANTOR OR THE CHARTERER BE LIABLE OR RESPONSIBLE TO THE SUBCHARTERER FOR ANY CONSEQUENTIAL DAMAGES. REPRESENTATIONS AND WARRANTIES OF THE CHARTERER AND GUARANTOR WITH RESPECT TO THE VESSELS ARE SET FORTH IN THE TRANSACTION AGREEMENT.

(c) Notwithstanding the provisions of the foregoing paragraph (b), the Charterer represents and warrants that on the date of delivery of the Vessels hereunder (x) it will have the right to subcharter the Vessels to the Subcharterer and that this right was conveyed to the Charterer from the relevant Owner Trustee, (y) the Vessels are, and the Charterer covenants that they will remain throughout the Charter Period, free and clear of all Charterer Encumbrances, and (z) the Vessels are, and the Charterer covenants that they will remain throughout the Charter Period, free and clear of all Owner Encumbrances that have attached prior to delivery of the Vessels to the Subcharterer under the Subcharter.

ARTICLE 4

Use and Operation of Each Vessel; Documentation

(a) The Subcharterer shall have the full use of the Vessels and may, subject to the provisions of paragraph (b) below, employ the Vessels in any lawful trade; provided that the Vessels shall not be used or operated in any manner contrary to any applicable law, treaty or convention, or any rule or regulation duly issued thereunder or in any manner that would adversely affect the documentation of any of the Vessels. The Subcharterer or its agents or any further, subcharterers in accordance with the terms of Article 13 hereof shall have exclusive possession and control of the Vessels and shall navigate and operate the Vessels and shall man and victual the Vessels, at its expense and by its own procurement, throughout the relevant Charter Period. The master, officers and crew, if any, of each of the Vessels shall be engaged and employed by the Subcharterer or its agents or such further subcharterers and, while so employed, shall remain the Subcharterer’s (or its agent’s or such further subcharterer’s) servants, navigating and working the Vessels on behalf of and at the risk of the Subcharterer.

(b) The Subcharterer, throughout the relevant Charter Period, shall maintain the documentation of each of the Vessels, with a coastwise endorsement (subject to the Capital Construction Fund), in the relevant Owner Trustee’s name under the laws and flag of the United States of America at the Subcharterer’s expense. The Charterer will execute, and will use commercially reasonable efforts to cause the relevant Owner Trustee to, at the expense of the Subcharterer, execute, such documents and furnish such information as the Suhcharterer may reasonably require to enable the Subcharterer to maintain such documentation of each of the Vessels and the preferred status of each of the Mortgagees. Neither the Charterer nor the Subcharterer will permit any of the Vessels to be documented or operated under a foreign flag or do or suffer or permit to be done anything which can or might injuriously affect the documentation of, or title to, any of the Vessels under the laws of the United States of America. Each of the Subcharterer and the Charterer hereby represents and warrants as to itself only that it is and during each relevant Charter Period shall remain a “citizen of the United States” under (i) Section 2 of the Shipping Act, 1916, as amended from time to time, for purposes of operating the Vessels in the coastwise trade of the United States and (ii) 46 U.S.C. §§ 12101 et seq. and any successor statute (and any regulations promulgated thereunder) for purposes of making the Vessels eligible thereunder for registry and for purposes of obtaining an endorsement thereunder for operation of the Vessels in the coastwise trade of the United States.

(c) The Subcharterer covenants and agrees that it will not (i) cause or permit the Vessels to be operated in any manner that could subject the Charterer, the relevant Owner Trustee or the relevant Owner Participant to any criminal penalty or (ii) unless there shall have been an actual or constructive total loss or agreed or compromised total loss of such Vessel, abandon any of Vessels in any foreign port.

ARTICLE 5

Maintenance of Classification; Repairs

(a) The Subcharterer, always at its own expense, procurement and risk, shall throughout the relevant Charter Period (i) subject to the rights of the Subcharterer to further subcharter any of the Vessels pursuant to Article 13 hereof, have exclusive control of the Vessels and, whether or not any of the Vessels is subjected to such a further subcharter, be charged with full responsibility for possession and use and operation of the Vessels, (ii) be charged with full responsibility for maintenance and repairs of the Vessels, and maintain the Vessels and their equipment in good running order and repair, so that the Vessels shall be, insofar as due diligence can make them so, tight, staunch and strong and well and sufficiently tackled, appareled, furnished, equipped, well maintained, and in every respect seaworthy, (iii) keep the Vessel in such condition as will entitle them to the highest classification and rating from the American Bureau of Shipping for vessels of the same size, age and type, and furnish to the relevant Owner Trustee, the Charterer and the relevant Indenture Trustee during each calendar year commencing in the calendar year next following the calendar year of the date hereof a Certificate of Confirmation of Class for each of the Vessels issued by the American Bureau of Shipping showing that such classification and rating for each of the Vessels has been retained by each of the Vessels, (iv) promptly furnish to the Charterer (and, at the Charterer’s request, to the relevant Owner Trustee) all American Bureau of Shipping reports with respect to annual or other periodic surveys of the Vessels, (v) cause each of the Vessels to meet all safety, operational and maintenance requirements of the United States Coast Guard and any other United States, international or other authority having jurisdiction over such Vessels, (vi) cause the Vessels to be overhauled when necessary and to be drydocked, cleaned and bottom-painted when necessary, but at least as frequently as may be required to maintain their American Bureau of Shipping classification and as may be required by applicable United States Coast Guard regulations, and (vii) furnish the Charterer (and; at the Charterer’s request, the relevant Owner Trustee and the relevant Indenture Trustee) with written information as to any casualty involving any loss or damage to any of the Vessels in excess of $3,000,000 and all survey reports in connection therewith. All maintenance and repairs of each of the Vessels performed for the purpose of meeting the requirements of the American Bureau of Shipping, including changes in or additions to such requirements, shall be for the Subcharterer’s account. The Subcharterer shall maintain each Vessel such that it is in a state of readiness that is comparable to other vessels included in the fleets of other first class vessel operators, as of the date hereof, employing such maintenance procedures as are generally observed by first class operator with respect to similar conditions aboard vessels in the fleets of other first class vessel operators, as adjusted from time to time to take account of the following considerations: (i) the age, design and configuration of the Vessel; (ii) technologies incorporated in the Vessel, including, without limitation, maintenance-saving design features; (iii) introduction within the industry, from time to time, of additional or substitute procedures in accordance with good containership operating practices; and (iv) alteration of maintenance procedures instituted from time to time by applicable regulatory authorities, provided, however, that no such adjustment shall cause the overall state of readiness or condition of each Vessel to be less than comparable to that of other vessels in the fleets of other first class vessel operators as of the date hereof. Notwithstanding the foregoing, the Subcharterer shall be relieved of its obligations respecting a Vessel under this Article 5(a) during any periods in which such Vessel is in an idle or laid-up status, provided, that the Subcharterer shall properly secure such Vessel and preserve such Vessel’s machinery and equipment in accordance with good industry practices; provided, further, that the Subcharterer shall, at the request of the Charterer but at the Subcharterer’s expense, restore such Vessel to operational status in compliance with the requirements of this Article 5 prior to redelivery of such Vessel to the Charterer at the end of the relevant Charter Period.

(b) The Subcharterer shall give the Charterer, the relevant Owner Trustee and the relevant Indenture Trustee at least 32 days’ notice (unless impracticable under the circumstances, in which case such notice shall be given as much in advance as practicable) of any special survey of any of the Vessels. At the request of the Charterer, the Subcharterer shall give the Charterer (and, at the Charterer’s request, the relevant Owner Trustee and the relevant Indenture Trustee) notice of each proposed drydocking 22 days in advance if practicable under the circumstances. The relevant Owner Trustee, the Charterer, the relevant Owner Participant, and the relevant Indenture Trustee, or their authorized representatives, may at any time, upon reasonable notice and at their own risk and expense, inspect the Vessels at drydocking or otherwise and inspect the Vessels’ logs, but neither the relevant Owner Trustee, the Charterer, the relevant Owner Participant, nor the relevant Indenture Trustee shall have any duty to do so; provided that any such inspection shall in no way interfere with any repairs, maintenance or inspection (if drydocked) or the use and operation of the Vessels (if otherwise).

(c) The Subcharterer, at its own expense, shall make all Improvements to each of the Vessels as may be required from time to time to meet the requirements of law or of any governmental authority having jurisdiction; provided that the Subcharterer shall not be required to make any such Improvement so long as the validity or applicability of such requirements are being contested by it in good faith and by appropriate proceedings that will likely not result in any material danger of (i) the sale, forfeiture or loss of any of the Vessels or any interest therein, (ii) the assertion of any criminal penalties against the relevant Owner Trustee, the Charterer or the relevant Owner Participant or (iii) a reduction in the level of classification or rating from the American Bureau of Shipping.

ARTICLE 6

Equipment and Stores

(a) The Charterer acknowledges that such fuel, diesel oil, lubricating oil, fresh water and stores as may be on board the Vessels at the time of delivery to the Subcharterer will be the property of the Subcharterer. On redelivery or retaking of the Vessels, the Charterer shall accept, and pay to the Subcharterer the then current market price at the port of redelivery for the fuel, diesel oil, lubricating oil, fresh water and unbroached consumable stores remaining on board; provided that in the event of a retaking of any of the Vessels pursuant to Article 15, the Charterer may satisfy its obligations hereunder by crediting, after payment of all amounts due with respect to the relevant Obligations, the amount due hereunder to the amounts payable by the Subcharterer pursuant to Article 15.

(b) The Subcharterer shall have the use, without separate payment to the Charterer, of such equipment, outfit, furniture, furnishings, appliances, spare or replacement parts and nonconsumable stores as shall have been on board each of the Vessels at the time of the delivery thereof to the Subcharterer. Solely to the extent required of the Charterer under the Charter, the same furniture, furnishings, appliances, equipment, outfit and nonconsumable stores, or their substantial equivalent, shall be returned to the Charterer on redelivery or retaking of such Vessels in the same good order and condition as received, excepting ordinary wear and tear consistent with the age of such Vessels at time of such return, and any such items that shall have been damaged or become so worn as to be unfit for use or that shall have been lost or destroyed shall be replaced by the Subcharterer at or before redelivery or retaking of such Vessels. Those spare or replacement parts that are included in the definition of the term “Vessels,” or their substantial equivalent, shall be transferred to the Charterer, without cost, on redelivery or retaking of any of the Vessels, and all such spare or replacement parts shall be in good order and condition, excepting ordinary wear and tear consistent with the age of such Vessels at such return.

(c) The Subcharterer shall at its own expense provide such additional outfit, tools, replacement parts, crockery, linen and other property as it may elect, and such items shall remain the property of the Subcharterer.

(d) Prior to redelivery or retaking of any Vessel, an inventory shall be made by the Charterer and the Subcharterer of fuel, diesel oil, unused lubricating oil, fresh water, unbroached consumable stores, equipment, outfit, appliances, tools, replacement parts, nonconsumable stores, crockery, linen and similar property on board such Vessel, and the rights of the parties under the foregoing paragraphs of this Article 6 shall be determined in accordance with such inventories.

ARTICLE 7

Improvements and Replacements

(a) The Subcharterer shall make such Improvements to each of the Vessels as shall be required in order to comply with

Article 5(a) or 5(c). In addition, the Subcharterer may make such other Improvements to any of the Vessels as the Subcharterer may deem desirable but only to the extent that (i) in the case of Severable Improvements, such Severable Improvements are readily removable without causing material damage to such Vessel or impairing its commercial value (determined as if such Improvements had not been made) and (ii) in the case of Permanent Improvements, such Permanent Improvements do not diminish any Vessel’s Fair Market Sale Value, remaining expected useful life, utility or the expected residual value as at the end of the relevant Charter Period, provided such Vessel shall at all times have the highest classification for vessels of the same size, age and type as such Vessel. To the extent necessary to make each of the Vessels eligible for operation in the coastwise trade of the United States, all Improvements shall be effected in the United States.

(b) Title to each Permanent Improvement shall, without further act, vest in the relevant Owner Trustee. Title to each Severable Improvement (including, without limitation, any Severable Improvement in existence as of the date of this Subcharter) shall, without further act, vest or remain, as the case may be, in the Subcharterer, and, provided no Subcharter Event of Default or Event of Default shall then have occurred and be continuing, the Subcharterer at its own expense and risk shall have the right to remove any Severable Improvement to which the

Subcharterer has title from the relevant Vessels at any time during or at the expiration of the relevant Charter Period. Nothing contained in this Article 7 shall derogate from the rights of the Subcharterer to seek monetary recovery against the Charterer for any breach (x) of this Subcharter by the Charterer or (y) of the Charter by the Charterer, which breach is not attributable to a Subcharter Event of Default. No Severable Improvement shall be made on the basis of a Bondable Addition pursuant to Section 7.02 of the relevant Indenture as a basis for issuance of Additional Obligations thereunder. Notwithstanding the foregoing, upon expiration of the relevant Charter Period, the Subcharterer shall not be entitled to remove any Severable Improvement if (i) the same shall be necessary to maintain for the relevant Vessel the highest American Bureau of Shipping classification for vessels of the same size, age and type as such Vessel or to comply with any requirements of the United States Coast Guard or any other governmental agency necessary for such Vessel’s certification upon redelivery or retaking and (ii) the Owner Trustee under the relevant Charter shall have elected to purchase the same from the Charterer in which event the Charterer may elect to purchase the same from the Subcharterer in consideration of the payment to the Subcharterer of the Fair Market Sale Value thereof (as determined pursuant to the Appraisal Procedure). Each of the Charterer and the Subcharterer agree that the terms of Article 7(g) shall apply to the determination and calculation of Fair Market Sale Value.

(c) The Subcharterer may, in the ordinary course of maintenance, repair or overhaul of any of the Vessels, remove any item of property constituting a part of any of the Vessels, provided that if replacement of such item is required by Article 5(a) or 5(c), the Subcharterer shall replace such item as promptly as possible by an item of property that is free and clear of all liens, encumbrances and rights of others (other than Permitted Encumbrances) and subject to the liens of the relevant Indenture and the relevant Mortgage and is in as good operating condition as and is as seaworthy as and has a value and utility at least equal to the item of property being replaced. Any item of property removed from any of the Vessels as provided in the preceding sentence shall remain the property of the relevant Owner Trustee until replaced in accordance with the terms of said sentence, but shall then, without further act, become the property of the Subcharterer. Any such replacement property shall, without further act, become the property of the relevant Owner Trustee and be deemed part of the relevant “Vessel” as defined herein for all purposes hereof, subject to the liens of the relevant Indenture and the relevant Mortgage. Notwithstanding the foregoing, in the event that the Subcharterer installs temporary replacements for any items of property constituting a part of any of the Vessels pending completion of permanent repairs or installation of permanent replacements (such temporary replacements being herein referred to as “Temporary Replacements”), (w) permanent replacements will be installed on the respective Vessel at a time and in a manner consistent with customary practice of the Subcharterer, but in no event later than redelivery of such Vessel pursuant hereto (whether pursuant to Article 2, the exercise of remedies under Article 15 or otherwise), (x) title to such temporary Replacements shall not vest in the relevant Owner Trustee, (y) such Temporary Replacements shall not be deemed part of the relevant “Vessel” and (z) such Temporary Replacements shall not be required to be free arid clear of all liens, claims, encumbrances and rights of others; provided, however, that until the corresponding Temporary Replacements shall be replaced in accordance with the preceding sentences of this paragraph, all parts removed from any of the Vessels shall remain the property of the relevant Owner Trustee and shall continue to be part of the relevant Vessel.

(d) The Subcharterer shall have the right at its expense to paint any of the Vessels in its own colors, to install and display its stack insignia and to fly its own house flag.

(e) The Charterer agrees to request that the relevant Owner Trustee request the relevant Indenture Trustee to consent to the surrender of the relevant Vessel’s certificate of documentation pursuant to Section 10.13 of the relevant Indenture when required (i) by reason of any request to the Charterer from time to time by the Subcharterer to change the name of any of the Vessels (provided the Charterer shall have obtained, and the Charterer agrees promptly to request, the prior consent of the relevant Owner Trustee, which shall not be unreasonably withheld) or (ii) by reason of any action taken by the Subcharterer pursuant to this Article 7 which shall require redocumentation of any of the Vessels, and if the consent of the relevant Indenture Trustee shall have been obtained, the Charterer agrees to request that the relevant Owner Trustee cooperate in the redocumentation of any of the Vessels when required by reason of any such action by the Subcharterer, at the Subcharterer’s expense.

(f) Notwithstanding any provision of this Article 7 to the contrary, the Subcharterer shall make no modification, alteration, change, substitution or other Improvement to the Vessels, or any part thereof, that would cause any of the Vessels to become “limited use property” within the meaning of Rev. Proc. 76-30.

(g) In connection with any Appraisal Procedure required under this Subcharter, the Charterer agrees to appoint for purposes of consultation with the relevant Owner Trustee and as its Independent Appraiser, persons designated by the Subcharterer, provided such person or persons meet any qualifications required to be met under the relevant definitions in the relevant Schedule X and to give such corresponding notices within the relevant time periods under the relevant Charter as the Subcharterer gives to the Charterer hereunder or instructs the Charterer to make under the relevant Charter. The Subcharterer agrees that (x) it shall be bound by the provisions of the relevant Charter and the outcomes of calculations made in accordance with the provisions of the Appraisal Procedure as modified by this Article 7(g) under the corresponding provisions of the relevant Charter, and (y) the Subcharterer will bear the expenses and fees stated in the definition of “Appraisal Procedure” to be borne by the Charterer.

ARTICLE 8

Liens

(a) None of the Subcharterer, any further subcharterer in accordance with the terms of Article 13 hereof, and the master of each of the Vessels nor any other person shall have any right, power or authority to create, incur or permit to exist upon the Vessels any lien, charge or encumbrance other than Permitted Encumbrances, Charterer Encumbrances and Owner Encumbrances that have attached prior to the delivery of the relevant Vessel to the Subcharterer under this Subcharter. The Subcharterer agrees to carry a true copy of this Subcharter, the relevant Charter, the relevant Trust Agreement and the relevant Indenture and a certified copy of the relevant Mortgage with the ship’s papers on board each of the Vessels, and to exhibit the same to any person having business with the Vessels which may give rise to any lien or claim upon any of the Vessels other than Permitted Encumbrances, Charterer Encumbrances and Owner Encumbrances that have attached prior to the delivery of the relevant Vessel to the Subcharterer under this Subcharter, or to the sale, conveyance or mortgage of any of the Vessels, and on demand, to any person having business with any of the Vessels or to any representative of the relevant Owner Trustee or the Charterer. The Subcharterer shall also place and keep prominently displayed in the master’s cabin or office and the chart room of each of the Vessels a notice, framed under glass, printed in plain type of such size that the paragraph of reading matter shall cover a space not less than six inches wide by nine inches high, reading as follows:

“NOTICE OF MORTGAGE AND CHARTER

This Vessel (1) is owned by State Street Bank and trust Company, not in its individual capacity but solely as trustee under a Trust Agreement dated as of July 15, 1987, between it and the Owner Participant named therein, (2) is covered by a First Preferred Ship Mortgage to Deutsche Bank Trust Company Americas, as Indenture Trustee, under the United States Ship Mortgage Act, 1920, as amended, or any successor statute, (3) is covered, to the extent provided therein, by the lien of an Indenture of Trust to Deutsche Bank Trust Company Americas, as Indenture Trustee, (4) is under Bareboat Charter Party to CSX Alaska Vessel Company, LLC, and (5) is under Sub-Bareboat Charter Party to Horizon Lines, LLC. Under the terms of said Mortgage, Indenture, Charter and Subcharter, neither the Subcharterer nor any further subcharterer, nor the master of this Vessel nor any other person has the right, power or authority to create, incur or permit to be placed or imposed upon this Vessel any lien whatsoever other than the liens of said Mortgage, Indenture, Charter and Subcharter and, during the Charter Period (A) liens for current crew’s wages, including wages of the master to the extent provided in Public Law 90-293, for general average or salvage (including contract salvage) or for wages of stevedores employed directly by the Subcharterer, the operator, agent or master of the Vessel; (B) liens for repairs or incident to current operations of the Vessel (other than those referred to in clause (A) and other than liens arising with respect to rental payments due under any lease of containers entered into or renewed after the date of said Mortgage) or with respect to any change, alteration or addition made pursuant to the Subcharter, but only to the extent in each case that such liens are based on claims not yet delinquent, are subordinate to the lien of the Indenture, the Mortgage and the Charter and do not involve a significant risk of a sale, forfeiture or loss of the Vessel; and (C) certain other liens permitted by said Mortgage, Indenture, Charter and Subcharter.

Such notice shall be changed to reflect the identity of any of the successors or assigns of the relevant Owner Trustee, the Charterer or the relevant Indenture Trustee.

(b) The Subcharterer agrees that if legal proceedings shall be commenced against any of the Vessels, or if any of the Vessels shall be otherwise levied upon or taken into custody or detained or sequestered by virtue of proceedings in any court or tribunal or by any government or other authority because of any liens, claims or liabilities arising from any claims, the Subcharterer shall at its own expense (unless such proceedings, liens, claims or liabilities arise solely out of or as a result of Owner Encumbrances, in which case such expenses shall be borne by the relevant Owner Trustee and the relevant Owner Participant as provided in the

Participation Agreements (and the Charterer agrees to cooperate with the Subcharterer in the exercise of remedies against the relevant Owner Trustee and/or the relevant Owner Participant so long as such cooperation does not create an Event of Default under the relevant Charter) or unless such proceedings, liens, claims or liabilities arise as a result of Charterer Encumbrances or Owner Encumbrances that have attached prior to the delivery of the relevant Vessel to the Subcharterer under this Subcharter, in which case such expenses shall be borne by the Charterer) within fifteen days thereafter cause the relevant Vessel to be released and all such liens, claims and liabilities to be discharged or bonded (except to the extent that the same shall be contested by the Subcharterer in good faith by appropriate proceedings and shall not affect the continued use of the relevant Vessel). The Subcharterer agrees forthwith to notify the Charterer (and, at the request of the Charterer, the relevant Owner Trustee and the relevant Indenture Trustee) by telegram or telex, confirmed by letter, of each such event and of each such release and discharge. The Subcharterer agrees to advise the relevant Owner Trustee, the Charterer and the relevant Indenture Trustee in writing at least once in each three-month period as to the status and merits of all such liens, claims and liabilities not discharged within fifteen days as provided above, which are not bonded or which affect the ability of the Subcharterer to use the relevant Vessel in the ordinary course of its business.

ARTICLE 9

Charter Hire

(a) Subject to any adjustments required by paragraphs (e) and (f) of this Article 9, the Subcharterer hereby agrees to pay to the order of the Charterer, or to whoever shall be entitled thereto, for each Vessel (i) on each Payment Date during the Basic Period, Basic Hire, payable in semi-annual installments, each in an amount equal to the product of Capitalized Cost for such Vessel multiplied by the percentage listed in Schedule 2 to this Subcharter opposite the relevant Payment Date, (ii) for any Renewal Period pursuant to paragraph (c) of Article 2 of this Subcharter, Basic Hire, payable on such dates and in such amounts as provided in such paragraph (c), and (iii) for any extension of the Charter Period pursuant to paragraph (b) of Article 2, Basic Hire, payable on the date the relevant Vessel shall be delivered by the Subcharterer to the Charterer pursuant to paragraph (d) of Article 2, in an amount for each day of such extension equal to 1/182nd of the average of the Basic Hire for such Vessel paid on Payment Dates throughout the Basic Period or Renewal Period, as the case may be, prior to such extension.

(b) In addition to its obligation to pay Basic Hire hereunder, the Subcharterer shall pay to the order of the Charterer, or to whoever shall be entitled to receive the same for each Vessel, any and all Supplemental Hire (whether provided for herein or in any other Operative Document respecting such Vessel) as and when the same shall become due and owing, including, without limitation, the following:

(i) The Subcharterer agrees to pay for the benefit of the relevant Indenture Trustee, on demand, as Supplemental Hire, to the extent permitted by applicable law, interest at a rate per annum equal to the relevant Overdue Rate on any part of any installment of relevant Basic Hire not paid when due for any period for which the same shall be overdue and on any payment of Supplemental Hire not paid when due by the Subcharterer for the period until the same shall be paid.

(ii) If, at the request of the Subcharterer, an Indemnity Loan is made pursuant to Section 13 of the relevant Income Tax Indemnification Agreement, then the Subcharterer shall pay Supplemental Hire in any amounts equal to the interest payable by the relevant Owner Participant with respect to such Indemnity Loan, at the time the same shall become due.

(iii) The Subcharterer agrees to pay on behalf of the relevant Owner Trustee all compensation, fees and reimbursements required to be paid by the relevant Owner Trustee to the relevant Indenture Trustee pursuant to the relevant Indenture.

(iv) The Subcharterer explicitly recognizes, consents and agrees that (x) the term “Supplemental Hire” includes, without limitation, any indemnity amounts payable under Article 12 of any of the Participation Agreements except to the extent that any such indemnity amounts are attributable to any Event of Default that is not also a Subcharter Event of Default or to any breach by the Charterer of its duties and obligations under the Charter or this Subcharter, other than those breaches that are not attributable to breaches by the Subcharterer of any of its duties and obligations under this Subcharter, and (y) “Indemnitee” for all purposes of this Subcharter and the Operative Documents shall mean the Charterer, the Guarantor and each Person defined as an “Indemnitee” in Article 12.1 of the Participation Agreements.

(c) Except as otherwise provided in paragraph (g) of this Article 9, all Hire (except all amounts of Supplemental Hire, insurance proceeds, indemnities and other payments of any kind which are payable directly to the relevant Owner Participant, or which are payable directly to the relevant Owner Trustee for the sole benefit of the relevant Owner Participant or the relevant Bank or which are payable to the Charterer) shall be paid by the Subcharterer on behalf of the Charterer directly for the account of the relevant Owner Trustee, or to whoever shall be entitled to receive the same. Provided the consent of the relevant Owner Trustee and the relevant Indenture Trustee shall have been obtained (which consents Charterer hereby agrees to use commercially reasonable efforts to obtain), except as otherwise provided in paragraph (g) of this Article 9, all Basic Hire, Prepaid Hire, Stipulated Loss Value and Termination Value shall be payable in immediately available funds at the place where payment is required to be made (i) if the relevant Indenture Trustee is the relevant Paying Agent, on or before 10:00 A.M. on the day when each such payment shall be due (without including any cure period) or (ii) if the relevant Indenture Trustee is not the relevant Paying Agent, on the day next preceding the day when each such payment shall be due. All other Supplemental Hire shall be payable by check made to the order of and delivered to the Person entitled thereto. All payments of Hire shall be accompanied by a simultaneous notice of payment (together with evidence thereof) from the Subcharterer to the Charterer. Except as specifically provided in this Subcharter or the relevant Participation Agreement, the Subcharterer’s obligation to pay Basic Hire, Prepaid Hire, Stipulated Loss Value and Termination Value payable hereunder shall be absolute and unconditional under any and all circumstances and shall not be affected by any circumstances of any character, including, without limitation, (i) any setoff, counterclaim, recoupment, defense or other right which the Subcharterer may have against the relevant Owner Trustee, the Charterer, the relevant Indenture

Trustee, the relevant Owner Participant or anyone else for any reason whatsoever, including, without limitation, any default by the relevant Owner Trustee or the Charterer or any party to the Participation Agreements or any agreement referred to in any thereof, in their respective obligations hereunder or thereunder, (ii) any unavailability of any of the Vessels, after their delivery and acceptance by the Subcharterer hereunder, for any reason, including, without limitation, any lack or invalidity of title or any other defect in the title, seaworthiness, condition, design, operation or fitness for use of any of die Vessels or the ineligibility of any of the Vessels for any particular trade, (iii) any failure or delay on the part of the relevant Owner Trustee, the Charterer, the relevant Indenture Trustee or any party to the Participation Agreements or any agreement referred to therein or any other person, whether with or without fault on its part, in performing or complying with any of the terms or covenants hereunder or thereunder, (iv) any loss or destruction of, or damage to, any of the Vessels or interruption or cessation in the use or possession of any thereof by the Subcharterer for any reason whatsoever and of whatever duration, (v) any ineligibility of any of the Vessels for documentation or for a coastwise endorsement under the laws of the United States, (vi) any insolvency, bankruptcy, reorganization, arrangement, readjustment of debt, dissolution, liquidation or similar proceeding by or against the relevant Owner Trustee, the Charterer, the Subcharterer or any party to the Participation Agreements or any agreement referred to therein, (vii) any breach of any representation or warranty of, or any act or omission of, the relevant Owner Trustee under the Charter or any other Operative Document, or the Charterer or the Guarantor under this Subcharter or any other agreement at any time existing between or among, inter alia, the Charterer, the Guarantor, and the Subcharterer, (viii) any breach of any representation or warranty of, or any act or omission of, the relevant Indenture Trustee, or the relevant Owner Participant under the Participation Agreements or any other agreement at any time existing between any of them and the Charterer, (ix) any deprivation of use of any of the Vessels by reason of any act or omission of the Charterer, the Guarantor, the relevant Owner Trustee or the relevant Owner Participant, (x) any claims as a result of any other business dealings by the Charterer, the relevant Owner Trustee, the relevant Owner Participant or the Subcharterer, (xi) the requisitioning, seizure or other taking of title to or use of any of the Vessels by any government or governmental authority or otherwise whether or not by reason of any act or omission of the Charterer, the relevant Owner Trustee or the relevant Owner Participant, (xii) any embargo on the shipment of any products or any prohibition against the loading or discharging of any of the Vessels containing the same, (xiii) the interference with or prohibition of the Charterer’s or the Subcharterer’s use of any of the Vessels, (xiv) the invalidity or unenforceability or lack of due authorization or other infirmity of any Charter or this Subcharter, (xv) the lack of right, power or authority of the relevant Owner Trustee to enter into the relevant Charter or the Charterer to enter into this Subcharter, or (xvi) for any other cause, circumstance or happening whether similar or dissimilar to the foregoing, any present or future law to the contrary notwithstanding. The Subcharterer hereby waives, to the extent permitted by applicable law, any and all rights which it may now have or which at any time hereafter may be conferred upon it, by statute or otherwise, to terminate, cancel, quit or surrender this Subcharter except in accordance with the express terms hereof. If for any reason whatsoever this Subcharter shall be terminated in whole or in part by operation of law or otherwise except as specifically provided herein, the Subcharterer nonetheless agrees to pay to the Owner Trustee for the account of the Charterer for each Vessel an amount equal to each Basic Hire payment at the time such payment would have become due and payable in accordance with the terms hereof had this Subcharter not been terminated in whole or in part. Except to the extent of any payment in excess of that required to be made hereunder, each payment of Basic Hire, Stipulated Loss Value and Termination Value made by the Subcharterer shall be final, and the Subcharterer will not seek to recover all or any part of such payment from the relevant Indenture Trustee, any Holder of an Obligation, the relevant Owner Trustee, the Charterer or the relevant Owner Participant for any reason whatsoever. Nothing contained in this Article 9(c) shall derogate from the rights of the Subcharterer to seek recovery against the Charterer for any breach of this Subcharter.

(d) In the event that a Loss of Tax Benefits occurs (for which the relevant Owner Participant receives indemnification under the relevant Income Tax Indemnification Agreement), then, as provided in the Charter, the Stipulated Loss Value percentages and Termination Value percentages shall be adjusted by the relevant Owner Participant to maintain the relevant Owner Participant’s Net Return.

(e) The Basic Hire percentages, the Stipulated Loss Value percentages and the Termination Value percentages of each of the Vessels are set forth in Scheduled 2, Schedule 3 and Schedule 4, respectively, to this Subcharter and, within the constraints and subject to the provisions of each Indenture, the amortization payment structures of the relevant Obligations, shall be adjusted upward or downward:

(A) [intentionally omitted]

(B) subsequent to the Closing Date:

(i) on the date of issuance of any Additional Obligations following any refinancing of the relevant Obligations, to take into account any variation from the Pricing Assumptions with respect to the interest rates borne by, and the amortization schedule relating to, the securities issued in connection with such refinancing;

(ii) on the first Payment Date following an election by the Charterer under Section 12(a)(1) of the relevant Income Tax Indemnification Agreement, to take into account any such election; provided, however, that any such adjustment shall only be made to the extent that any such indemnity amounts underlying the election by the Charterer under Section 12(a)(i) of the Tax Indemnification Agreement are not attributable to or otherwise triggered as a result of any Event of Default (that is not also a Subcharter Event of Default) or any breach by the Charterer of its duties and obligations under the relevant Charter or this Subcharter, other than those breaches that are not attributable to breaches by the Subcharterer of any of its duties or obligations under this Subcharter;

(iii) [intentionally omitted]

(iv) on the first Payment Date following the effective date of any enactment of any Technical Corrections to the Code (within the meaning of Section 8(b) of the relevant Income Tax Indemnification Agreement); and

(v) [intentionally omitted]

which adjustments shall be calculated by the relevant Owner Participant promptly after the occurrence of the event giving rise thereto, as provided in the relevant Charter, shall be effective as of such date and shall be such as to maintain the relevant Owner Participant’s Net Return (after giving effect to the factors taken into account in such adjustments) but which shall, subject to such maintenance, minimize the net present value (computed utilizing a discount rate equal to the relevant Stipulated Interest Rate) of Basic Hire payments and the Prepaid Hire payments that are potentially payable respecting the relevant Vessel; provided, however, that no such adjustment shall result in an increase in the aggregate maximum amount of Prepaid Hire that would potentially become payable pursuant to Article 9(g) below unless the Subcharterer, the Charterer and the Guarantor shall consent thereto.

Each adjustment made pursuant to this Article 9(e) shall satisfy the requirements of (i) in the case of adjustments pursuant to Article 9(e)(B)(i) and (ii), to the extent practicable, Section 467 of the Code as in effect at the time of such recalculation or adjustment (on a prospective basis), (ii) in the case of adjustments pursuant to Article 9(e)(B)(iv), to the extent practicable, Section 467 of the Code as in effect on the Closing Date (on a prospective basis), and (iii) in all cases, Sections 4.02(5), 4.07(1) and (2) and, on a prospective basis, 4.08(1) of Rev. Proc. 75-28 as in effect on the Closing Date.

(f) As provided in the relevant Charter, any adjustment pursuant to Article 9(e) shall initially be computed by the relevant Owner Participant, which shall employ a computer optimization program which results in Basic Hire, maximum potential Prepaid Hire and Obligation amortization payment structures (within the constraints and subject to the provisions set forth in the relevant Indenture) similar to those in effect on the Closing Date. The results of such computation by the relevant Owner Participant shall promptly be delivered by the Charterer to the Subcharterer. Within 27 days after the receipt of the results of an adjustment, the Subcharterer may request the Charterer to request (and the Charterer shall request within the time period set forth in the relevant Charter) that the Verifying Accountants verify, after consultation with the relevant Owner Participant and the Charterer (who shall cooperate with the Subcharterer and permit the Subcharterer to consult with the Verifying Accountants and, in any event, consult with the Subcharterer), the accuracy of such adjustment in accordance with Article 9(e), and the Charterer and the Subcharterer hereby agree to provide the Verifying Accountants with all information and materials as shall be reasonably necessary or desirable in connection therewith. If the Verifying Accountants confirm that such adjustment is in accordance with Article 9(e), they shall so certify to the Charterer (who shall supply the Subcharterer with such certification), and such certification, if also provided to the relevant Owner Participant pursuant to the relevant Charter, shall be final, binding and conclusive on the Subcharterer and the Charterer. If the Verifying Accountants conclude that such recalculation or adjustment is not in accordance with Article 9(e), they shall so certify to the Charterer (who shall supply the Subcharterer with such certification), and the relevant Owner Participant has agreed in the Operative Documents that it shall again compute the required adjustment. Such further adjustment shall again be subject to the provisions of this Article 9(f). The final determination of any recalculation or adjustment hereunder shall be set forth in a written agreement or in an amendment to this Subcharter executed and delivered by the Charterer and the Subcharterer. The reasonable fees of the Verifying Accountants in verifying an adjustment pursuant to this

Article 9(f) shall be paid by the Subcharterer within ten days after demand, except that the relevant Owner Trustee and the relevant Owner Participant have agreed in the Operative Documents that they shall pay such fees, costs and expenses if such recalculation or adjustment is required to be recomputed because of an error of the relevant Owner Participant resulting in a net present value (calculated at a discount rate of 9% per annum) of the recalculated or adjusted relevant Basic Hire that is 15 or more basis points higher than the net present value (at such rate) of the relevant Basic Hire as determined by the Verifying Accountants, provided the Subcharterer shall have requested such recomputation by the Verifying Accountants.

(g) In addition to its other obligations to pay Basic Hire and Supplemental Hire, the Subcharterer shall prepay as Hire (“Prepaid Hire”) on behalf of the Charterer directly to the relevant Owner Trustee, on each Payment Date, an amount equal to the excess, if any, of (i) the aggregate Scheduled Debt Payments then due and payable on the relevant Obligations over (ii) the relevant Basic Hire due and payable on such Payment Date, provided, that the Subcharterer shall not be required to, and shall not, make any payment of Prepaid Hire to the extent that the amount thereof has been paid by the relevant Owner Participant or the relevant Owner Trustee to the relevant Indenture Trustee (and the Charterer shall so advise the Subcharterer to the extent the Charterer has received notification thereof); provided, further, that subject to the following paragraph (h), in each instance in which the Subcharterer shall pay Prepaid Hire its obligation to pay future installments of Basic Hire, to the extent such installments exceed the relevant Scheduled Debt Payments due on such dates, and Supplemental Hire shall be reduced as hereinafter set forth in this paragraph (g). All payments of Prepaid Hire made by the Subcharterer shall constitute prepayments of Hire made in the order in which installments of Hire become due. The relevant Owner Trustee has agreed to reimburse the Charterer who agrees to pay promptly any such reimbursement received to the Subcharterer, as provided in Section 9(g) of the relevant Charter, for Prepaid Hire paid by the Subcharterer and, to the extent paid by the relevant Owner Trustee to the Charterer, the Charterer shall pay to the Subcharterer an imputed return on the unreimbursed portion thereof at a rate equal to the relevant Overdue Rate plus 1.5% compounded semiannually from, but excluding, the date such amount is paid by the Subcharterer to and including the date it is reimbursed. Subject to the following sentence in this paragraph (g), the Subcharterer may offset (without duplication) Prepaid Hire actually paid and such imputed return thereon against (i) any payments (including, without limitation, future Basic Hire and Supplemental Hire and payments of Stipulated Loss Value and Termination Value and the Option Purchase Price) due from the Subcharterer to the Charterer respecting the relevant Vessel and (ii) any payments (including, without limitation, indemnification payments under the Income Tax Indemnification Agreement) due from the Charterer to the relevant Owner Participant and paid by the Subcharterer to the relevant Owner Participant. No such offset or aggregate combined effect of separate offsets and no deemed prepayment or prepayments of Basic Hire, Stipulated Loss Value or Termination Value shall reduce, or further reduce, the amount of any installment of Basic Hire or any payment of Stipulated Loss Value or Termination Value, in each case respecting the relevant Vessel, below the amount required pursuant to the following paragraph (h).

(h) Notwithstanding any provision to the contrary contained in this Subcharter or in any Operative Document, with respect to each Vessel (i) the amount of each Basic Hire payment and Prepaid Hire payment (or any payment made in lieu of Prepaid Hire by or for the benefit of the relevant Owner Participant pursuant to Article 9(g)), payable hereunder shall be at least sufficient to pay, on each Payment Date, any amounts then required to be paid by the relevant Owner Trustee on account of the principal of and interest on the relevant Obligations on such date (including any mandatory prepayments or sinking fund payments) and (ii) the amount of Stipulated Loss Value or Termination Value payable hereunder (together with the amount of Basic Hire and premium, if any, due hereunder on each respective Payment Date for which Stipulated Loss Value or Termination Value is being calculated), before and after giving effect to any adjustments of the percentages relating thereto provided for in this Subcharter, shall be at least sufficient to pay or redeem in full, as and when due in accordance with the terms thereof, the principal of and all accrued interest on the relevant Obligations from time to time outstanding.

ARTICLE 10

Insurance

(a) The Subcharterer shall, at its own expense, maintain the following insurance for each Vessel:

(i) The Subcharterer at all times will maintain navigating risk and marine hull and machinery insurance as provided by the American Institute Hull Clauses, June 2,1977, or substantial equivalent thereof, in an amount from time to time equal to no less than the greater of (x) the fair market value and (y) one hundred percent (100%) of the then applicable Stipulated Loss Value of each of the Vessels. In the event the Charterer and the Subcharterer disagree as to whether the then fair market value of the relevant Vessel is greater than the applicable Stipulated Loss Value or as to the amount of the then fair market value of such Vessel, current market value shall be determined by the Appraisal Procedure, provided, (i) fees and expenses of the Appraisal Procedure shall be divided equally between the Charterer and the Subcharterer, and (ii) an Appraisal Procedure shall not be required more than once every two years (and during each two year interval the fair market value of the relevant Vessel shall be the amount that was determined by the immediately preceding Appraisal Procedure or as last agreed by the parties, which ever is more recent). Such insurance shall be maintained in a form substantially equivalent to the coverage carried by other responsible and experienced companies engaged in operation of vessels similar to the Vessels, and shall be placed with underwriters of recognized standing (having a rating of not less than B+IX from A.M. Best & Co. or the equivalent rating from Standard & Poor’s Ratings Services or Moody’s Investors Service). If the rating of any insurer or underwriter is or falls below the rating required by the immediately preceding sentence (whether on initial placement, renewal or otherwise), unless the Charterer shall consent otherwise (such consent not to be unreasonably withheld), the Subcharterer shall replace such insurer or underwriter with an insurer or underwriter that meets or exceeds such rating requirement not later than thirty (30) days after such required rating is no longer met.

(ii) The Subcharterer will maintain full form marine protection and indemnity insurance (including such types of liability insurance as, without limitation, liability for pollution, spillage or leakage) with a member of the International Group Association of Protection and Indemnity Clubs (the “IGA Clubs”). Oil pollution liability insurance shall initially be in an amount of not less than one billion dollars and shall always be in the maximum amount available through the IGA Clubs.

(iii) The Subcharterer will maintain insurance against war risks (including war and protection and indemnity coverage) in a form substantially equivalent to the coverage provided by the London Institute War Clauses or in such other form as may be carried by other responsible and experienced companies engaged in the operation of vessels similar to the Vessels and with insurers of recognized standing (having a rating of not less than B+IX from A.M. Best & Co. or the equivalent rating from Standard & Poor’s Ratings Services or Moody’s Investors Service) to the extent such insurance is commercially available and not covered above and to the extent such insurance is carried by other responsible and experienced, companies engaged in the operation of vessels similar to the Vessels. The last sentence of subsection (a)(i) shall apply to the insurance required hereunder.

(iv) The Subcharterer will maintain, to the extent obtainable, cargo liability insurance with one of the IGA Clubs or with insurers of recognized standing (having a rating of not less than B+IX from A.M. Best & Co. or the equivalent rating from Standard & Poor’s Ratings Services or Moody’s Investors Service) under forms of policies at least equivalent to the coverage carried by other responsible and experienced companies engaged in operation of vessels similar to the Vessels. Such cargo liability insurance shall be in an amount for each occurrence of not less than $50,000,000, or $200,000,000 if such insurance is placed outside of the IGA Clubs. The last sentence of subsection (a)(i) shall apply to any insurance required hereunder that is not maintained with one of the IGA Clubs.

(b) Notwithstanding the provisions of the preceding paragraph (a), while any of the Vessels is laid up, in lieu of the insurance required in paragraph (a) above, the Subcharterer shall have the option to maintain port risk or equivalent insurance for such Vessel in form substantially equivalent to the coverage carried by other responsible and experienced companies engaged in the operation of vessels similar to the Vessels, insuring such Vessel against the usual risks encountered by like vessels under similar circumstances, and with insurers of recognized standing (having a rating of not less than B+IX from A.M. Best & Co. or the equivalent rating from Standard & Poor’s Ratings Services or Moody’s Investors Service). Notwithstanding the foregoing, the insurance required under this Article 10(b) shall at all times conform to the requirements of Article 10(a)(i), (ii) and (iii). The last sentence of subsection (a)(i) shall apply to the insurance required hereunder.

(c) No insurance required by paragraph (a) above or maintained under paragraph (b) above shall provide for a deductible amount and/or self-insurance retention in excess of $750,000 per occurrence. All insurance shall be primary insurance without right of contribution against any other insurance maintained by the relevant Bank, the relevant Owner

Trustee, the Charterer, the relevant Owner Participant or the relevant Indenture Trustee. Each such policy of insurance shall provide that (i) the relevant Bank, the relevant Owner Trustee, the Charterer, the relevant Owner Participant, the relevant Indenture Trustee, the Guarantor and the Subcharterer shall be an insured under the policy and loss payee as provided in Article 10(d); (ii) the relevant Bank, the relevant Owner Trustee, the Charterer, the Guarantor, the relevant Owner Participant and the relevant Indenture Trustee shall not be responsible for the representations and warranties made therein by the Subcharterer or any other person acting for or on behalf of the Subcharterer; (iii) notice of the expiration, termination, alteration or cancellation thereof shall be given to the relevant Owner Participant, the relevant Owner Trustee, the Charterer, the relevant Bank, the relevant Indenture Trustee and the Guarantor by the insurer not less than 21 days for all coverage other than war risk and protection and indemnity insurance or 7 days (for protection and indemnity (as long as club rules so provide) and war risk insurance) (or such lesser respective periods as shall from time to time be commercially available at rates which are not prohibitively expensive in the reasonable judgment of the Subcharterer) prior to the effective date of any such expiration, termination, alteration or cancellation; (iv) the relevant Owner Participant, the relevant Owner Trustee, the relevant Bank, the Charterer, and the relevant Indenture Trustee shall be promptly notified by the insurer in the event that any premium shall not be paid when due or that such policy shall not be renewed at the expiration thereof; (v) the insurer’s right of subrogation against the relevant Owner Participant, the relevant Owner Trustee, the relevant Bank, the Charterer, the relevant Indenture Trustee, the Guarantor and the Subcharterer shall be waived; (vi) such insurance shall insure the interest of the relevant Bank, the relevant Owner Trustee, the relevant Owner Participant, the Charterer, the Guarantor and the relevant indenture Trustee regardless of any breach by the Subcharterer of any warranties, declarations or conditions contained in such policies (provided, the requirements of this subsection (c)(vi) may be satisfied by the placement of, inter alia, mortgagee’s interest insurance, innocent owner’s insurance and/or contingent protection and indemnity coverage or substantially equivalent coverage); and (vii) coverage shall be afforded as though a separate policy had been issued to each insured (other than as to the aggregate limits of liability); provided, if the endorsement required by this subsection (c)(vii) is not commercially available as to one or more coverages required under this Article 10, the Charterer agrees to waive the endorsement required hereby as to such coverage for so long as the relevant Owner Trustee or relevant Indenture Trustee has not taken any action (including giving a notice of Default under the relevant Charter) against the Charterer attributable to such endorsement not being part of such coverage.

(d) Payments under all policies required hereby in respect of loss or damage to any of the Vessels, which payments are in excess of $4,000,000 or which are made as the result of an event constituting an Event of Loss, shall be made to the relevant Owner Trustee or to whoever shall be entitled thereto, and all other payments thereunder shall be made to the Subcharterer, provided no Default Event or Event of Default or Subcharter Event of Default (as defined in Article 14 hereof) shall have occurred and be continuing. It is agreed in the relevant Charter as among the relevant Owner Participant, the relevant Bank, the relevant Owner Trustee, the Charterer, the relevant Indenture Trustee, and the Guarantor, and it is agreed herein as between the Charterer and the Subcharterer, that during such period as the relevant Indenture shall be in effect, proceeds of insurance maintained pursuant to this Article 10 shall be paid and applied as set forth in the relevant Indenture and thereafter (i) proceeds of insurance maintained under this Article 10 received as the result of the occurrence of an Event of Loss shall be applied as set forth in Article 11 with respect to the lost Vessel, and (ii) the proceeds of any such insurance for damage to any of the Vessels not constituting an Event of Loss shall be applied in payment for the repair of such damage to the extent required to maintain the Vessels in accordance with Article 5, if such repair shall not have already been paid for by the Subcharterer, or, if already paid by the Subcharterer, to reimburse the Subcharterer for its payment of such repair and any balance remaining after compliance with said Article 5 shall be paid over to, or retained by, the Subcharterer. Any amount referred to in the preceding sentence that is payable to the Subcharterer, the Charterer or the relevant Owner Trustee shall not be paid to the Subcharterer, the Charterer or the relevant Owner Trustee if at the time of such payment a Default Event or an Event of Default shall have occurred and be continuing, but shall be paid to and held by the relevant Indenture Trustee as security for the obligations of the Charterer under the Charter and the obligations of the relevant Owner Trustee under the relevant Indenture and, at such time as there shall no longer be continuing a Default Event or an Event of Default, such amount shall be paid to the Subcharterer, the Charterer or the relevant Owner Trustee, as the case may be.

(e) The Subcharterer will arrange to be delivered to the Charterer, or if requested by the Charterer, to the relevant Owner Trustee, the Charterer and the relevant Indenture Trustee, copies of all certificates of insurance and, if requested by the relevant Owner Trustee, the Charterer or the relevant Indenture Trustee, copies of applicable provisions of policies with respect to the insurance carried on the Vessels. On each renewal date of the insurance carried on the Vessels and each time there is a reduction or material change in the insurance coverage carried on any of the Vessels, the Subcharterer will furnish to the Charterer, or if requested by the Charterer, to the Charterer, the relevant Owner Participant and the relevant Indenture Trustee a detailed report signed by independent marine insurance brokers (who may be the insurance brokers regularly employed by the Subcharterer) appointed by the Subcharterer and reasonably acceptable to the Charterer, the relevant Owner Trustee and the relevant Indenture Trustee, describing the insurance policies then carried and maintained on the relevant Vessel (including the names of the underwriters, the types of risk covered by such policies, the amount insured thereunder and the expiration date thereof) and stating that in the opinion of said insurance brokers such insurance is in compliance with the terms of this Article 10 and, to the best of such insurance brokers’ knowledge, is comparable to that carried by other experienced and responsible companies engaged in operation of vessels similar to the Vessels. At the Subcharterer’s expense, the Subcharterer will cause such insurance broker to agree to advise the relevant Owner Participant, the relevant Bank, the relevant Owner Trustee, the Charterer, the relevant Indenture Trustee and the Guarantor by telex confirmed by letter of any default in the payment of any premium and of any other act or omission on the part of the Subcharterer of which it has knowledge and which might invalidate or render unenforceable, in whole or in part, any insurance on any of the Vessels.

(f) The Subcharterer agrees that it will not do any act or voluntarily suffer or permit any act to be done whereby any insurance maintained hereunder shall or may be suspended, impaired or defeated and will not suffer or permit any of the Vessels to engage in any voyage or to carry out any of the Vessels’ operations not permitted under the insurance policies maintained hereunder without first covering the respective Vessel for such voyage or such operations to the amounts herein provided.

(g) The Subcharterer shall, at its own expense, have the duty and responsibility to make all proofs of loss and take all other steps necessary to collect from underwriters for any loss under any insurance with respect to any of the Vessels. The Subcharterer shall not agree to a compromised or arranged total loss constituting an Event of Loss without the prior written consent of the Charterer, the relevant Owner Trustee and the relevant Indenture Trustee, unless either (i) the underwriters agree to pay an amount at least equal to the then applicable Stipulated Loss Value payable by the Subcharterer with respect to such Event of Loss in accordance with the provisions of Article 11, or (ii) the Subcharterer is entitled to the proceeds under Article 10(d).

(h) The Subcharterer, with the prior written consent of the Charterer (which consent will not be unreasonably withheld) and subject to Section 28 of the Participation Agreements, the relevant Owner Participant, the relevant Owner Trustee or the Charterer may at its own expense maintain insurance on or with respect to any of the Vessels or the operation thereof in an amount exceeding the amount required to be placed by the Subcharterer hereunder unless such insurance would conflict with, vitiate or otherwise limit any insurance maintained by the Subcharterer (whether or not pursuant to this Article 10). The Subcharterer agrees, upon receipt of a request of, and payment of a premium therefor by, or on behalf of, the relevant Owner Participant, the relevant Owner Trustee, or the Charterer, to apply for and carry any insurance permitted to be carried pursuant to the preceding sentence, to the extent such insurance is available, with the relevant Owner Participant, the relevant Owner Trustee, or the Charterer, as the case may be, named as the sole loss payee. Upon the placing of such insurance, the Subcharterer shall retain for itself and shall promptly furnish the Charterer, or if requested by the Charterer, the relevant Owner Participant and the Charterer with certified copies of all policies, cover notes or other evidence of insurance, except that originals of such policies, cover notes or other evidence shall promptly be delivered to the party requesting and paying for such insurance.

ARTICLE 11

Loss, Requisition or Seizure

(a) A taking of any of the Vessels for use by the United States Government shall not terminate this Subcharter, but the Subcharterer shall remain liable for all its obligations hereunder and under the other Operative Documents, including, without limitation, its liability for payment of Hire, unless and until such taking becomes an Event of Loss hereunder, at which time the provisions of Article 11(b) shall apply. So long as such taking shall not have become an Event of Loss hereunder, all payments received by the Charterer (from the relevant Owner Trustee or otherwise) or the Subcharterer for use of a Vessel as a result of such taking during the relevant Charter Period shall be paid over to, or retained by, the Subcharterer, except if (i) a Subcharter Event of Default shall have occurred and be continuing, in which event such payments shall be payable to the Charterer, or to whomever shall be entitled to receive the same, subject to an accounting between the Charterer and the Subcharterer hereunder at the termination of this Subcharter respecting such Vessel and (ii) an Event of Default shall have occurred and be continuing in which event such payments shall be payable to the relevant Owner Trustee or to whomever shall be entitled to receive the same, subject to an accounting between the relevant Owner Trustee and the Charterer under the relevant Charter. Provided the Subcharterer shall have made all payments then required under Article 1l(b), after an Event of Loss, all payments received by the Charterer (from the relevant Owner Trustee or otherwise) or the Subcharterer for use of any of the Vessels under this paragraph (a) shall be paid over to, or retained by, the Subcharterer.

(b) Upon the occurrence of an Event of Loss respecting any Vessel, the Subcharterer shall forthwith give the Charterer, the relevant Owner Trustee, the relevant Owner Participant and the relevant Indenture Trustee, written notice of such Event of Loss and, on the next Payment Date occurring after the date of the occurrence of such Event of Loss (or if such Event of Loss shall occur less than sixty days prior to such Payment Date or if the relevant Charter Period shall have been extended pursuant to Article 2(b), on the date sixty days after the occurrence of such Event of Loss), shall pay to the relevant Owner Trustee on behalf of Charterer, or to whoever shall be entitled to receive the same, (x) the Stipulated Loss Value of the relevant Vessel, computed as of such Payment Date (or, in the event of an extension of the relevant Charter Period pursuant to Article 2(b), computed as of the Payment Date next preceding the date of such Event of Loss), together with any fees and expenses of the relevant Indenture Trustee relating to such Event of Loss payable to it as Supplemental Hire pursuant to Article 9(b)(iii), plus (y) if the date the payment of Stipulated Loss Value shall be due shall be other than a Payment Date, an amount equal to interest on such Stipulated Loss Value at the interest rates payable with respect to the relevant Obligations to be redeemed computed for the period from the Payment Date for which such Stipulated Loss Value calculation is being made to the date such Stipulated Loss Value shall be paid, plus (z) all Hire of the relevant Vessel due on the date the payment of the Stipulated Loss Value shall be due. After the payment in full of such Stipulated Loss Value and such other amounts, the Subcharterer’s obligation to pay further Basic Hire respecting the lost Vessel hereunder shall terminate. All insurance proceeds received as the result of an Event of Loss, and all payments (other than insurance proceeds) received by the Charterer or the Subcharterer from any governmental authority or otherwise as compensation for an Event of Loss, shall be applied in reduction of the Subcharterer’s obligation to pay Stipulated Loss Value (plus any other amounts of Basic Hire and Supplemental Hire then due and payable) respecting the lost Vessel, if not already paid by the Subcharterer, or, if already paid by the Subcharterer, shall be applied to reimburse the Subcharterer for its payment of the Stipulated Loss Value (plus any such other amounts of Basic Hire and Supplemental Hire as shall then be due and payable) and the balance, if any, of such proceeds and payments remaining thereafter will be paid over to, or retained by, the Subcharterer. The Charterer agrees to pay over promptly to the Subcharterer any payments described in the preceding sentence received by the Charterer from the relevant Owner Trustee or otherwise and, to the extent credited by the relevant Owner Trustee against the Charterer’s obligation under Article 11(b) of the relevant Charter, to credit such amounts against Subcharterer’s obligations hereunder. Except as otherwise provided in the definition of “Event of Loss,” for the purpose of this Subcharter, the date of the occurrence of an Event of Loss shall be the date of the casualty or other occurrence giving rise to such Event of Loss, and if the date of such casualty or other occurrence shall be uncertain, such date shall be deemed the date of the last contact with the Vessel that is the subject of the Event of Loss. In the event that the Subcharterer shall make payment as provided above in respect of the lost Vessel, including payment by application of insurance proceeds, and shall pay all other Hire then owing under this Subcharter, this Subcharter shall terminate in respect of the lost Vessel and the Subcharterer or its designee (i) shall be subrogated to all rights that the Charterer shall have with respect to such Vessel (including rights of the relevant Owner Trustee to which the Charterer is subrogated under Article 11(b) of the relevant Charter), (ii) shall, subject to the Subcharterer’s obtaining any governmental consents required, receive assignments and bills of sale from the relevant Owner Trustee and/or the Charterer (in such form as the Subcharterer or such designee shall require) of any or all such rights, together with all the relevant Owner Trustee’s and/or the Charterer’s right, title and interest in and to the Vessel that is the subject of the Event of Loss, free and clear of the relevant Indenture and the relevant Mortgage and of any Owner Encumbrances, but otherwise without any representation, recourse or warranty of any character on the part of the relevant Owner Trustee, and free and clear of any Charterer Encumbrances, and any Owner Encumbrances that have attached prior to the delivery of the relevant Vessel to the Subcharterer under this Subcharter but otherwise without any representation, recourse or warranty of any character on the part of the Charterer, and (iii) shall have the right to abandon such Vessel to underwriters on behalf of the relevant Owner Trustee and/or the Charterer as well as itself. In such case, the Charterer agrees to request that the relevant Owner Trustee execute or cause to be executed such documents and take such other action as the Subcharterer shall require to effect the surrender to the insurance underwriters of such Vessel. The Charter Period respecting such lost Vessel shall terminate upon payment of all Stipulated Loss Value and Hire then owing.

ARTICLE 12

Subcharterer’s Option to Terminate upon a

Vessel’s Becoming Obsolete or Surplus

(a) Notwithstanding any provision herein contained to the contrary, so long as no Event of Default or Subcharter Event of Default or event or condition that, with notice or the lapse of time or both, would constitute an Event of Default or Subcharter Event of Default shall have occurred and be continuing, in the event that the President or a Vice President or person having equivalent titles of the Subcharterer shall in his reasonable judgment make a determination that one or more of the Vessels shall have become obsolete or surplus to the Subcharterer’s requirements or that costs of operating one or more of the Vessels shall be substantially in excess of the economic value thereof to the Subcharterer, the Subcharterer shall have the right at its option, on at least 185 days’ prior written notice to the Charterer (who agrees to give notice as required under the relevant Charter to the relevant Owner Trustee and the relevant Indenture Trustee), to terminate this Subcharter with respect to such Vessel(s) on any Payment Date (for the purpose of this Article 12 called the “termination date”) specified in such notice; provided, however, that (a) simultaneously with giving such notice of termination, Subcharterer shall have provided the Charterer a letter of credit in an amount equal to the excess of the Termination Value of such Vessel(s) over the Fair Market Sale Value of such Vessel(s) determined pursuant to Article 2(f)(iv) of the relevant Charter(s), such letter of credit to be in all material respects, including but not limited to the issuer thereof, reasonably satisfactory to the Charterer, (b) unless in giving such notice of termination the Subcharterer shall have elected to have such Vessel(s) scrapped under paragraph (b) below, on the termination date such Vessel(s) shall be in the same condition and at the same location as if being redelivered pursuant to Article 2(d) free and clear of all liens, charges and encumbrances (except as permitted by Article 2(e)), (c) to the extent that the Subcharterer shall from time to time own or charter other D-7 containership vessels (other than the relevant Vessels), the Subcharterer shall not discriminate against the Vessels in the exercise of its termination rights provided in this Article 12, and (d)

such termination date shall occur on a Payment Date at least sixty days after the giving of notice by the Charterer to redeem the relevant Outstanding Obligations to the relevant Indenture Trustee which notice shall be given simultaneously with the notice to the relevant Owner Trustee under this paragraph.

(b) In giving such notice of termination pursuant to paragraph (a) above, the Subcharterer may also elect to have the such Vessel(s) scrapped. If the Subcharterer elects to have such Vessel(s) scrapped then the Subcharterer, as agent for the relevant Owner Trustee and the Charterer, shall obtain a sale for scrap contract in a form satisfactory to the relevant Owner Trustee, the Charterer and the relevant Indenture Trustee. Subject to the Subcharterer’s obtaining any governmental consents required, the Charterer agrees to cause the relevant Owner Trustee to execute and deliver such contract and the Subcharterer shall carry out the terms of such contract as agent for the relevant Owner Trustee and the Charterer. All payments under such contract shall be made on behalf of the Charterer to the relevant Owner Trustee, or to whoever shall be entitled to receive the same. Simultaneously with delivery and acceptance of such Vessel(s) under such contract on the termination date respecting such Vessel(s) the Subcharterer shall pay on behalf of the Charterer to the relevant Owner Trustee, or to whoever shall be entitled to receive the same, the amount, if any, by which (i) the sum of (A) the higher of (x) the Termination Value in respect of such Vessel(s), calculated as of such Payment Date, and (y) the higher of the Fair Market Sale Value of such Vessel(s) (other than for scrap) and the scrap value of such Vessel(s) (each as determined pursuant to the Appraisal Procedure and, in each case, plus any premium then due on redemption of the relevant Obligations), plus (B) the amount of Basic Hire that would be payable on such Payment Date respecting such Vessel(s), plus (C) all other Hire respecting such Vessel(s) then due, including, without limitation, any fees and expenses of the relevant Indenture Trustee relating to such termination payable to it as Supplemental Hire pursuant to Section 9(b)(iii), exceeds (ii) the scrap sales price of such Vessel(s) after deducting from such sales price any and all costs and expenses whatsoever incurred by the Charterer, the relevant Owner Trustee or the relevant Owner Participant in connection with such sale. Each of the Charterer and the Subcharterer agrees that the terms of Section 2(c)(iii)(F) shall apply to the calculations required by the preceding sentence. Simultaneously with the foregoing payments, Subcharterer shall pay to Charterer the amounts, if any, set forth in the fourth sentence of Article 12(c) below. In the event of such sale, the discharge of the relevant Indenture and the receipt by the relevant Owner Trustee, or by whoever shall be entitled to receive the same, of all amounts above described, the obligation of the Subcharterer to pay Basic Hire in respect of such Vessel(s) shall terminate.

(c) If the Subcharterer shall not elect to scrap such Vessel(s), then during the period from the giving of such notice until the termination date respecting such Vessel(s), the Subcharterer, as agent for the relevant Owner Trustee and the Charterer, shall use its best efforts to obtain bids for the purchase of such Vessel(s), and the Subcharterer shall certify to the relevant Owner Trustee and the Charterer the amount of each such bid and the name and address of the party submitting such bid. On the termination date (or such later date as the Charterer and Subcharterer may mutually agree) the relevant Owner Trustee, subject to the Subcharterer’s obtaining any governmental consents required, shall sell each of such Vessel(s) for cash to the bidder who shall have submitted the highest bid prior to the termination date, provided, however, that the purchaser of such Vessels shall be a Person other than the Subcharterer or the Charterer, any Affiliate of the Subcharterer or the Charterer, or any successor or assign of the Subcharterer or the Charterer. The sales price (net of costs and expenses of the parties hereto) realized at such sale (plus any premium due on redemption of the relevant Obligations in the event that the sum of such net sales price and premium exceeds the sum computed pursuant to clause (i) below) shall be paid on behalf of the Charterer to the relevant Owner Trustee(s), or to whoever shall be entitled to receive the same, and, in addition, on the termination date the Subcharterer shall pay on behalf of the Charterer, to the relevant Owner Trustee(s), or to whoever shall be entitled to receive the same, the amount, if any, by which (i) the sum of (A) the Termination Value in respect of such Vessel(s), computed as of such Payment Date, plus (B) the amount of Basic Hire respecting such Vessel(s) which would be payable on such Payment Date, plus (C) all other Hire then due, including, without limitation, any fees and expenses of the relevant Indenture Trustee relating to such termination payable to it as Supplemental Hire pursuant to Section 9(b)(iii), exceeds (ii) the sales price of such Vessel(s), after deducting from such sales price any and all costs and expenses whatsoever incurred by the Charterer, the relevant Owner Trustee or the relevant Owner Participant in connection with such sale. In addition to the payments set forth in the preceding sentence, Subcharterer shall pay to the Charterer the amount, if any, set forth in Schedule 4A to compensate the Charterer for Charterer’s loss of benefits under the Capital Construction Fund by reason by Subcharterer’s exercise of its option under this Article 12. If no sale shall occur on the date scheduled therefor as above provided, the Subcharterer shall pay the amount, on behalf of the Charterer, stated in clause (i) of the second preceding sentence on such Payment Date and, upon the application of such amounts to the redemption of the relevant Outstanding Obligations, and the payment by Subcharterer of the amounts, if any, set forth in the immediately preceding sentence, this Subcharter will terminate with respect to such Vessel(s). In the event of such termination, the discharge of the relevant Indenture and relevant Mortgage and the receipt by the relevant Owner Trustee on behalf of the Charterer, or by whoever shall be entitled to receive the same, of all amounts above described as payable, the obligation of the Subcharterer to pay Basic Hire in respect of such Vessel(s) on each Payment Date shall terminate, and to the extent the Charterer shall receive the same from the relevant Owner Trustee, the Charterer hereby agreeing to request the same, the Charterer shall reimburse the Subcharterer for all outstanding Prepaid Hire and any imputed return on any Prepaid Hire thereon under Article 9(g) to the date of payment. The relevant Owner Trustee and the Charterer shall be under no duty to solicit bids (but shall have the right to do so), to inquire into the efforts of the Subcharterer to obtain bids or otherwise to take any action or incur any cost or expense in connection with any sale pursuant to this Article 12 other than to (and the Charterer agrees to cause the relevant Owner Trustee to) transfer or to cause to be transferred to the purchaser named in the highest bid certified on behalf of the Charterer by the Subcharterer to the relevant Owner Trustee as above provided all the relevant Owner Trustee’s right, title and interest in and to such Vessel(s). Any sale pursuant to this Article 12 shall be free and clear of the relevant Indenture(s) and the relevant Mortgage(s), all the Subcharterer’s rights to such Vessel(s) and any Owner Encumbrances but otherwise shall be made without any representation, recourse or warranty whatsoever on the part of the relevant Owner Trustee except that the relevant Owner Trustee shall warrant to the purchaser that such Vessel(s) are free and clear of all Owner Encumbrances. The Charterer agrees to warrant to the purchaser that such Vessel(s) are free and clear of any Charterer Encumbrances and any Owner Encumbrances that have attached prior to the delivery of the relevant Vessel to the Subcharterer under this Subcharter.

(d) If the Subcharterer shall elect to terminate this Subcharter with respect to any Vessel pursuant to this Article 12, there shall be no extension of the Charter Period respecting such Vessel as contemplated by Article 2(b). The foregoing provisions of Article 12(c) to the contrary notwithstanding, but subject to Article 12(b), the relevant Owner Trustee may, by notice in writing given to the Charterer (who shall give prompt notice to the Subcharterer) on or prior to the termination date, elect to retain such Vessel(s) for its own use, in which event the Charterer shall (i) cause such relevant Owner Trustee to pay (if such relevant Owner Trustee retains the Vessel(s) for its own use), the unpaid principal amount of the relevant Obligations (and premium, if any) and accrued interest thereon to the termination date, (ii) deliver to the Subcharterer, a release of all obligations of the Subcharterer to pay Basic Hire respecting such Vessel(s) on any and all Payment Dates accruing after (but not on or before) the termination date, as well as of the obligation of the Subcharterer to pay Termination Value and (iii) reimburse the Subcharterer for all outstanding Prepaid Hire respecting such Vessel(s) and any imputed return on any Prepaid Hire. The Subcharterer agrees to pay to the Charterer on such termination date the amounts, if any, set forth in the fourth sentence of Article 12(c), if the relevant Owner Trustee elects to retain the Vessel(s) for its own use.

ARTICLE 13

Assignments and Subcharters

(a) Upon not fewer than 30 days’ prior written notice to the Charterer and in accordance with the terms of Section 11.01 and/or 11.02 of the Guarantee and Indemnity Agreement, the Subcharterer shall have such right to assign this Subcharter and the other Operative Documents with respect to one or more Vessels to any Person as provided therein and that (i) is organized under the laws of the United States and is a “citizen of the United States” within the meaning of Section 2 of the Shipping Act, 1916, as amended, eligible to engage in the United States coastwise trade, and (ii) executes an amendment to this Subcharter (or a new subcharter respecting the relevant Vessel substantially in the form of this Subcharter) confirming that such Person will perform the obligations of the Subcharterer hereunder and under the other relevant Operative Documents and be bound hereby and thereby with respect to such Vessel. To the extent set forth in Section 11.01 and/or 11.02 of the Guarantee and Indemnity Agreement, upon such assignment, the Subcharterer shall be released from its obligations hereunder with respect to such Vessel. Notwithstanding the foregoing, after any assignment meeting the conditions set forth herein, the Subcharterer shall remain liable hereunder with respect to any loss or claim arising out of its action, or failure to act, or breach of any term hereof, occurring prior to the date of such assignment. The Subcharterer shall not otherwise have the right to assign this Subcharter to any other Person without the prior written consent of the Charterer. Upon not fewer than 30 days’ prior written notice to the Charterer, subject to the terms of applicable law and regulations, the Subcharterer shall have the right, so long as no Event of Default or a Subcharter Event of Default shall have occurred and be continuing, to enter into a further subcharter of one or more of the Vessels to others on a time, voyage, consecutive voyage or bareboat basis; provided that (i) each such further subcharter shall not be in conflict with, and shall be subject and subordinate to, the terms of this Subcharter, the relevant Charter, the relevant Indenture and the Mortgage and, by the terms of any such further subcharter, shall make express reference to the fact that such further subcharter is entered into by the Subcharterer in its capacity as such hereunder and that the Vessel(s) so further subchartered may be repossessed and such further subcharter terminated respecting such Vessel upon the occurrence of an Event of Default under the relevant Charter or a Special Subcharter Event of Default respecting such Vessel or

Other Subcharter Event of Default respecting such Vessel and, in certain instances, upon the occurrence of a Default Event under the relevant Indenture, (ii) in the case of each such further subcharter, the further subcharter period thereof (including any option by such subcharterer to extend such further subcharter) shall not be for a longer period than the remainder of the relevant Charter Period hereunder, (iii) irrespective of any such further subcharter, the Subcharterer shall remain liable for all its obligations under this Subcharter to the same extent as if such further subcharter were not in effect, (iv) the terms of any such further subcharter shall comply with all applicable laws and regulations, and all necessary approvals to such further subcharter (including any approvals reasonably requested by the Charterer to preserve the benefits of the Capital Construction Fund) shall have been obtained, including, if required, the approval of the United States Secretary of Transportation, acting by and through the Maritime Administrator (as successor to the Assistant Secretary of Maritime Affairs), (v) if such further subcharter is on a bareboat or demise basis, the terms of Section 11.01 and/or 11.02 of (he Guarantee and Indemnity Agreement shall he complied with, and (vi) within eight days after entering into any such further subcharter that is a demise charter and any other further subcharter that requires approval of the Maritime Administration, United States Department of Transportation under the Capital Construction Fund, the Subcharterer will give the Charterer, who will promptly notify the relevant Owner Trustee and the relevant Indenture Trustee, written notice, specifying the name of the further subcharterer and the length of the further subcharter term, and the Subcharterer shall supply such information as to any other further subcharter promptly upon the written request of the Charterer.

(b) The Subcharterer hereby specifically consents to the mortgage, pledge and assignments effected or to be effected by the relevant Indenture and the relevant Mortgage respecting each Vessel. The Subcharterer agrees to execute and deliver any further consents and acknowledgements with respect to any such mortgage, pledge or assignments as the relevant Owner Trustee or the relevant Indenture Trustee may request.

ARTICLE 14

Subcharter Events of Default

(a) Each of the following events shall constitute a “Subcharter Event of Default” (whether any such event shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any, court or any order, rule or regulation of any administrative or governmental body), and the Subcharter Events of Default as set forth in Article 14(a)(i)-(iv) and (ix) are herein also referred to as the “Special Subcharter Events of Default” as well as being included in the term “Subcharter Events of Default”:

(i) the Subcharterer shall fail to make any payment of Basic Hire or Prepaid Hire respecting any Vessel on the date the same shall become due and such failure shall be continuing at the end of the eighth day after such payment shall become due; or

(ii) the Subcharterer shall fail to make any payment of Supplemental Hire (or any other payment required hereunder other than Basic Hire and Prepaid

Hire) respecting any Vessel before the end of the twenty-first day after the Subcharterer shall have received written demand for such payment from the Charterer, the relevant Owner Trustee or the relevant Indenture Trustee; or

(iii) the Subcharterer shall fail to maintain in effect insurance on any Vessel in accordance with the terms of Article 10(a) hereof in all material respects; or

(iv) (x) any Vessel shall not be in class or (y) (1) any Vessel shall not be in compliance with applicable law or the requirements of the United States Coast Guard or any other United States, international or other governmental or regulatory authority having jurisdiction over the relevant Vessel, provided, with respect to this subclause (y)(l), such non-compliance is material and the Subcharterer shall have received notice or demand thereof from the relevant authority, and Subcharterer shall fail to cure such non-compliance within the time specified in such notice or demand from the governmental or regulatory authority; provided, however, that such cure period shall be extended so long as the matters contained in such notice are being contested by the Subcharterer in good faith by appropriate procedures, diligently prosecuted or appealed, which matters do not involve (A) a significant risk of a sale, forfeiture, or loss of the relevant Vessel, or (B) seizure or any material restriction for more than a de minimus period of time of the use or operation of the relevant Vessel by the governmental or regulatory authority, or (C) any risk of criminal penalties on the relevant Owner Trustee, the relevant Owner Participant or the Charterer; or (2) any Vessel shall not be in compliance with applicable law or the requirements of the United States Coast Guard or any other United States, international or other governmental or regulatory authority having jurisdiction over the relevant Vessel, provided, with respect to this subclause (y)(2), such non-compliance is material and the Subcharterer shall have received written notice or demand thereof from the Charterer or any other Beneficiary (as such term is defined in the Guarantee and Indemnity Agreement) or the relevant Owner Trustee, and Subcharterer shall fail to cure such non-compliance within 20 days; and further provided, however, with respect to this subclause (y)(2), that such cure period shall be extended so long as the matters contained in such notice are being contested by the Subcharterer in good faith by appropriate procedures, diligently prosecuted or appealed which matters do not involve (A) a significant risk of a sale, forfeiture or loss of the relevant Vessel or (B) any risk of criminal penalties on the relevant Owner Trustee, the relevant Owner Participant or the Charterer.

(v) the Subcharterer shall fail to perform or observe, respecting any Vessel, any covenant, condition or agreement to be performed or observed by it hereunder (other than as set forth in subclauses (i)-(iv) above), and the Subcharterer shall not have diligently commenced to cure (in the case of a cure that cannot be effected by the payment of money), or shall have cured (in the case of a cure that can be effected by the payment of money) such failure on or prior to the twenty-fifth day after the Subcharterer shall have received notice of such failure respecting the relevant Vessel from the Charterer, the relevant Owner

Trustee or the relevant Indenture Trustee and thereafter diligently proceeded to complete such cure (or if (i) the relevant Vessel is at sea on the date the Subcharterer shall have received such notice and (ii) the performance or observation of any such covenant, condition or agreement shall require access to the relevant Vessel, the Subcharterer shall not have diligently commenced to cure such failure on or prior to the twenty-fifth day after the date on which the relevant Vessel first returns to a United States port and thereafter diligently proceeded to complete such cure); or

(vi) any representation or warranty made by the Subcharterer herein or any document or certificate furnished by it in connection herewith or pursuant hereto shall prove at any time to be incorrect as of the date made in any material respect and the Subcharterer shall not have diligently commenced to correct the condition resulting in such inaccuracy (if correctable) on or prior to the twenty-fifth day after the Subcharterer shall have received notice of such inaccuracy from the Charterer, the relevant Owner Trustee or the relevant Indenture Trustee and thereafter diligently proceeded to complete such correction (or if (i) the relevant Vessel is at sea on the date the Subcharterer shall have received such notice and (ii) the correction of such condition shall require access to the relevant Vessels, the Subcharterer shall not have diligently commenced to correct the condition resulting in such inaccuracy (if correctable) on or prior to the twenty-fifth day after the date on which the relevant Vessel first returns to a United States port and thereafter diligently proceeded to complete such correction); or

(vii) the Subcharterer shall file a voluntary petition in bankruptcy or a voluntary petition or an answer seeking reorganization in a proceeding under any applicable bankruptcy or insolvency law (as now or hereafter in effect) or an answer admitting the material allegations of a petition filed against the Subcharterer in any such proceeding, or the Subcharterer shall by voluntary petition, answer or consent, seek relief under the provisions of any now existing or future bankruptcy, insolvency or other similar law providing for the liquidation, reorganization or winding-up of entities, or providing for an agreement, composition, extension or adjustment with its creditors; or

(viii) a receiver, trustee, liquidator or custodian of the Subcharterer, or of a substantial part of its property shall be appointed by court order and such order shall remain in effect for more than 60 days; or the Subcharterer shall be adjudicated bankrupt or insolvent; or any of its properties shall be sequestered by court order and such order shall remain in effect for more than 60 days; or a petition shall be filed against the Subcharterer under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect, and shall not be dismissed within 60 days after such filing; or

(ix) a Tier 1 Event of Default shall have occurred and be continuing under the Guarantee and Indemnity Agreement (the events set forth in this Section 14(a)(ix) are also herein referred to as, the “Guarantee and Indemnity Agreement

Event of Default” as well as being included in the term “Subcharter Events of Default”).

(b) To the extent cure is permitted under the relevant Charter, at the expense of the Charterer (unless the underlying Event of Default is also a Subcharterer Event of Default in which case at its own expense), the Subcharterer shall have the right, but not the obligation, to cure (in accordance with the terms thereunder) any Event of Default described in Article 14 (a),(b),(c), and (d) of each Charter occurring as a result of any act or omission of the Charterer or the Guarantor.

(c) At the expense of the Subcharterer payable as Supplemental Hire hereunder, the Charterer or the Guarantor shall have the right, but not the obligation, to cure (in accordance with the terms thereunder) any Subcharter Event of Default pursuant to Article 14(a)(i), (ii), (iii), (iv), (v) and (vi) hereunder.

(d) If an Event of Default under a Charter (that is not also a Subcharter Event of Default) has occurred and is continuing and the Charterer (and, at the request of the Charterer, each of the relevant Owner Trustee, the relevant Owner Participant and the relevant Indenture Trustee) agrees to substitute the Subcharterer for the Charterer under the relevant Charter, so that the Subcharterer is the “Charterer” thereunder, then the Subcharterer agrees to execute and deliver any necessary or desirable agreement, document or instrument to consummate such substitution on terms substantially similar to those in the relevant Charter; provided, however, that any such substitution shall not release the Charterer from any liability for any breach prior to such substitution and the Charterer shall indemnify the Subcharterer for any losses sustained as a result of any such breach.

ARTICLE 15

Action Following a Subcharter Event of Default

(a) Upon the occurrence of a Special Subcharter Event of Default and at any time thereafter so long as the same shall be continuing, the Charterer may, at its option, declare this Subcharter to be in default with respect to all Vessels; and, at any time thereafter, so long as the Subcharterer shall not have remedied all outstanding Special Subcharter Events of Default, the Charterer (or the Owner Trustee under the relevant Charter) may do, and the Subcharterer shall comply with, one or more of the following, as the Charterer (or the Owner Trustee under the relevant Charter) in its sole discretion shall so elect, to the extent permitted by, and subject to compliance with, any mandatory requirements of applicable law then in effect:

(i) Upon written demand, the Charterer may cause the Subcharterer at the Subcharterer’s expense to, and the Subcharterer hereby agrees that it will, promptly redeliver all Vessels, or cause all Vessels to be redelivered, to the Charterer with all reasonable dispatch and in the same manner and in the same condition as if such Vessels were being redelivered at the expiration of the relevant Charter Period in accordance with all the provisions of Articles 2(d) and 2(e) and all obligations of the Subcharterer under said Articles shall apply to such redelivery; or the Charterer or its agent, at the Charterer’s option, without further notice, may, but shall be under no obligation to, retake all Vessels wherever found, whether upon the high seas or at any port, harbor or other place and irrespective of whether the Subcharterer, any further subcharterer or any other person is in possession of such Vessel, all without prior demand and without legal process, and for that purpose the Charterer or its agent may enter upon any dock, pier or other premises where each Vessel is and may take possession thereof, without the Charterer or its agent incurring any liability by reason of such retaking, whether for the restoration of damage to property caused by such retaking or for damages of any kind to any person for or with respect to any cargo carried or to be carried by any Vessel or for any other reason. The exercise by the Charterer of its remedies under this paragraph (i) shall be without prejudice, and in addition, to any of the Charterer’s other remedies referred to below in this Article 15.

(ii) Provided the Charterer shall not have exercised any remedies under paragraph (iii) of this Article 15(a), the Charterer, by written notice to the Subcharterer specifying a payment date not earlier than eight nor later than one hundred days from the date of such notice, may require the Subcharterer to pay to the order of the Charterer, and the Subcharterer hereby agrees that it will pay to the order of the Charterer, on the payment date specified in such notice, as liquidated damages for loss of a bargain and not as a penalty, and in lieu of any further Basic Hire payments hereunder, all unpaid Basic Hire respecting all the Vessels then subject to this Subcharter payable on each Payment Date occurring on or before the payment date specified in such notice, plus an amount equal to the aggregate of the Stipulated Loss Value respecting all the Vessels then subject to this Subcharter, in each case, computed as of the Payment Date immediately preceding the payment date specified in such notice (or as of such payment date if such payment date is a Payment Date), together with interest on such amount at the relevant Overdue Rate for the period, if any, from the Payment Date as of which such Stipulated Loss Value shall be computed to and including the date of actual payment, and, provided the Subcharterer shall have made the foregoing payments in full, the Charterer shall pay over to the Subcharterer, as and when from time to time received by the Charterer, the net proceeds of any sale, charter or other disposition of all the Vessels (after deducting all costs and expenses whatsoever incurred by the Charterer, the relevant Owner Trustee, the relevant Owner Participant, or the relevant Indenture Trustee in connection therewith and all other amounts which may become payable to the Charterer, the relevant Owner Trustee, or the relevant Owner Participant) up to the amount of such Stipulated Loss Value and interest actually paid.

(iii) Whether or not the Charterer shall have exercised, or shall thereafter at any time exercise, any options, rights or remedies under paragraph (i) or (iv) of this Article 15(a), the Charterer, in lieu of exercising its rights under paragraph (ii) of this Article 15(a), may by notice to the Subcharterer specifying a Payment Date which is not earlier than eight days after the date of such notice, demand that the Subcharterer pay to the order of the Charterer and the Subcharterer shall pay to the order of the Charterer, on such Payment Date, as liquidated damages for loss of a bargain and not as a penalty, and in lieu of Basic Hire respecting all the Vessels then subject to this Subcharter due after the Payment Date specified in such notice, the sum of any unpaid Hire respecting all the

Vessels then subject to this Subcharter due and payable on or prior to such Payment Date, plus whichever of the following amounts the Charterer, in its sole discretion, shall specify in such notice (together with interest on such amount at the relevant Overdue Rate for the period from the Payment Date specified in such notice to the date of actual payment):

(A) an amount equal to the excess, if any, of the Basic Hire respecting all the Vessels then subject to this Subcharter for the remainder of each relevant Charter Period after discounting such Basic Hire semi-annually to present worth as of the Payment Date specified in such notice at the relevant Stipulated Interest Rate, over the Fair Market Bareboat Charter Hire of all Vessels then subject to this Subcharter, determined in accordance with the Appraisal Procedure, for the remainder of each relevant Charter Period after discounting such Fair Market Bareboat Charter Hire semi-annually to present worth as of such Payment Date at the relevant Stipulated Interest Rate; or

(B) an amount equal to the excess, if any, of the Stipulated Loss Value of all Vessels then subject to this Subcharter computed as of the Payment Date specified in such notice over the Fair Market Sale Value of all Vessels then subject to this Subcharter, determined in accordance with the Appraisal Procedure, as of such Payment Date.

The Charterer and the Subcharterer agree that the provisions of Article 7(g) shall be applicable to the foregoing calculations.

(iv) The Charterer or its agent may sell each of the Vessels then subject to this Subcharter at public or private sale (provided the Charterer shall have given prior written notice thereof to the Subcharterer), by such advertisement or publication as the Charterer may determine, or otherwise may dispose of, hold, use, operate, charter (whether for a period greater or less than the balance of what would have been each relevant Charter Period in the absence of the termination of the Subcharterer’s rights to the Vessels) to others or keep idle any or all of the Vessels, all on such terms and conditions and at such place or places as the Charterer may determine (subject to the restrictions of the Capital Construction Fund and subject to the Charterer having received any required governmental approvals) and all free and clear of any rights of the Subcharterer (or any further subcharterer) and of any claim of the Subcharterer (or any further subcharterer) in admiralty, in equity, at law or by statute, whether for loss or damage or otherwise, and without any duty to account to the Subcharterer except to the extent specifically provided in paragraph (ii) above.

(v) The Charterer may terminate this Subcharter as of the termination date set forth in a notice given by the Charterer to the Subcharterer. Nothing contained in this Article 15(a) shall derogate from the rights of the Charterer to seek the remedies as set forth in this Article 15(a) against the Subcharterer for any breach of this Subcharter.

(vi) Subject to and without prejudice to any right or claim of each Indenture Trustee under the relevant Guarantee, the relevant Indenture or the relevant Mortgage or the rights of the relevant Owner Trustee, Charterer may exercise any other right or remedy with respect to any Vessel, not inconsistent with the foregoing, that may be available to it under applicable law, in equity or in admiralty, or proceed by appropriate court action to enforce the terms of this Subcharter or to recover damages for the breach hereof or to rescind this Subcharter.

(vii) In addition, the Subcharterer shall be liable, on an After-Tax Basis, for any and all Supplemental Hire payable hereunder before, during or after the exercise of any of the foregoing remedies, which Supplemental Hire shall include all reasonable legal fees and other costs and expenses incurred by each relevant Owner Trustee, the Charterer or each relevant Indenture Trustee by reason of the occurrence of any Special Subcharter Event of Default or by reason of the exercise by the Charterer, the relevant Owner Trustee or the relevant Indenture Trustee, due to the occurrence of a Special Subcharter Event of Default, of any remedy hereunder or under any other Operative Document, including, without limitation, any costs and expenses incurred by the Charterer, the relevant Owner Trustee or the relevant Indenture Trustee in connection with any retaking of any of the Vessels or, upon the redelivery or retaking of any of the Vessels in accordance with this Article 15, the placing of each of the Vessels in the condition and seaworthiness required by the terms of Article 2(d); provided, however, that Subcharterer shall only be liable pursuant to this Article 15 to the extent that any Supplemental Hire payable hereunder is not attributable to an Event of Default under the relevant Charter that is not also a Subcharter Event of Default or to any breach by the Charterer of its duties and obligations under the Charter or this Subcharter other than those breaches that are not attributable to breaches by the Subcharterer of any of its duties or obligations under this Subcharter. Except as specifically provided herein, no remedy referred to in this Article 15(a) is intended to be exclusive, but each shall be cumulative and is in addition to, and may be exercised concurrently with, any other remedy which is referred to in this Article 15(a) or which may otherwise be available at law, in equity or in admiralty; provided, however, that liquidated damages having been agreed to by the parties hereto pursuant to paragraphs (ii) and (iii), above, the Charterer shall not be entitled to recover from the Subcharterer as damages upon the occurrence of one or more Special Subcharter Events of Default an amount in excess of such liquidated damages plus any other Hire owing pursuant to the terms of this Subcharter. To the extent not required to satisfy any Obligations and other amounts then payable under each Indenture, there shall be deducted from the aggregate amount so recoverable by the Charterer the net balance, if any, remaining of any moneys held by the Charterer (or to the extent held by the relevant Owner Trustee or the relevant Indenture Trustee, and paid to the Charterer), which would have been required by the terms hereof (or the relevant Charter or any other Operative Agreement) to have been paid to the Subcharterer (or the Charterer) but for the occurrence of a Subcharter Event of Default. To the extent permitted by applicable law, the rights of the Charterer and the obligations of the Subcharterer under this Article 15(a) shall be effective and enforceable regardless of the pendency of any proceeding which has or might have the effect of preventing the Charterer or the Subcharterer from complying with the terms of this Subcharter. No express or implied waiver by the Charterer of any Special Subcharter Event of Default shall in any way be, or be construed to be, a waiver of any further or subsequent Special Subcharter Event of Default. To the extent permitted by applicable law, the Subcharterer hereby waives any rights now or hereafter conferred by statute or otherwise which may require the Charterer or any Owner Trustee to sell, charter or otherwise use any of the Vessels in mitigation of such Owner Trustee’s or Charterer’s damages except to the extent expressly set forth in this Article 15(a).

(b) With respect to any individual Vessel, upon the occurrence of a Subcharter Event of Default respecting such Vessel that is not a Special Subcharter Event of Default and if (x) the resulting (i) potential cost to cure or (ii) potential damage to the affected vessel or (iii) potential liability or expense to the Beneficiaries (as such term is defined in the Guarantee and Indemnity Agreement) exceeds two million United States Dollars (USD 2,000,000) or (y) if the relevant Owner Trustee has given a notice of an Event of Default under the relevant Charter respecting such Vessel ((x) and (y) collectively, the “Other Subcharter Events of Default”) and at any time thereafter so long as the same shall be continuing, the Charterer may, at its option, declare this Subcharter to be in default in respect of such Vessel only (and not any other Vessel subject to this Subcharter); and, at any time thereafter, so long as the Subcharterer shall not have remedied all outstanding Other Subcharter Events of Default with respect to the relevant Vessel, the Charterer (or the Owner Trustee under the relevant Charter) may do, and the Subcharterer shall comply with, one or more of the following, as the Charterer (or the Owner Trustee under the relevant Charter) in its sole discretion shall so elect, to the extent permitted by, and subject to compliance with, any mandatory requirements of applicable law then in effect:

(i) Upon written demand, the Charterer may cause the Subcharterer at the Subcharterer’s expense to, and the Subcharterer hereby agrees that it will, promptly redeliver the relevant Vessel, or cause the relevant Vessel to be redelivered, to the Charterer with all reasonable dispatch and in the same manner and in the same condition as if such Vessel were being redelivered at the expiration of the relevant Charter Period in accordance with all the provisions of Articles 2(d) and 2(e) and all obligations of the Subcharterer under said Articles shall apply to such redelivery; or the Charterer or its agent, at the Charterer’s option, without further notice, may, but shall be under no obligation to, retake the relevant Vessel wherever found, whether upon the high seas or at any port, harbor or other place and irrespective of whether the Subcharterer, any further subcharterer or any other person is in possession of such, all without prior demand and without legal process, and for that purpose the Charterer or its agent may enter upon any dock, pier or other premises where the relevant Vessel is and may take possession thereof, without the Charterer or its agent incurring any liability by reason of such retaking, whether for the restoration of damage to property caused by such retaking or for damages of any kind to any person for or with respect to any cargo carried or to be carried by the relevant Vessel or for any other reason. The exercise by the Charterer of its remedies under this paragraph (i) shall be without prejudice, and in addition, to any of the Charterer’s other remedies referred to in this Article 15(b).

(ii) Provided the Charterer shall not have exercised any remedies under paragraph (iii) of this Article 15(b), the Charterer, by written notice to the Subcharterer specifying a payment date not earlier than eight nor later than one hundred days from the date of such notice, may require the Subcharterer to pay to the order of the Charterer, and the Subcharterer hereby agrees that it will pay to the order of the Charterer, on the payment date specified in such notice, an amount equal to the

Stipulated Loss Value, respecting the relevant Vessel subject to such Other Subcharter Event of Default, in each case, computed as of the Payment Date immediately preceding the payment date specified in such notice (or as of such payment date if such payment date is a Payment Date), together with interest on such amount at the relevant Overdue Rate for the period, if any, from the Payment Date as of which such Stipulated Loss Value shall be computed to and including the date of actual payment, and, provided the Subcharterer shall have made the foregoing payments in full, the Charterer shall pay over to the Subcharterer, as and when from time to time received by the Charterer, the net proceeds of any sale, charter or other disposition of the relevant Vessel (after deducting all costs and expenses whatsoever incurred by the Charterer, the relevant Owner Trustee, the relevant Owner Participant, or the relevant Indenture Trustee in connection therewith and all other amounts which may become payable to the Charterer, the relevant Owner Trustee, or the relevant Owner Participant) up to the amount of such Stipulated Loss Value and interest actually paid.

(iii) Whether or not the Charterer shall have exercised, or shall thereafter at any time exercise, any options, rights or remedies under paragraph (i) or (iv) of this Article 15(b), the Charterer, in lieu of exercising its rights under paragraph (ii) of this Article 15(b), may by notice to the Subcharterer specifying a Payment Date which is not earlier than eight days after the date of such notice, demand that the Subcharterer pay to the order of the Charterer and the Subcharterer shall pay to the order of the Charterer, on such Payment Date, as liquidated damages for loss of a bargain and not as a penalty, and in lieu of Basic Hire respecting the relevant Vessel then subject to this Subcharter due after the Payment Date specified in such notice, the sum of any unpaid Hire respecting the relevant Vessel then subject to this Subcharter due and payable on or prior to such Payment Date plus whichever of the following amounts the Charterer, in its sole discretion, shall specify in such notice (together with interest on such amount amount at the relevant Overdue Rate for the period from the Payment Date specified in such notice to the date of actual payment):

(A) an amount equal to the excess, if any, of the Basic Hire respecting the relevant Vessel then subject to this Subcharter for the remainder of each relevant Charter Period after discounting such Basic Hire semi-annually to present worth as of the Payment Date specified in such notice at the relevant Stipulated Interest Rate, over the Fair Market Bareboat Charter Hire of the relevant Vessel then subject to this Subcharter, determined in accordance with the Appraisal Procedure, for the remainder of each relevant Charter Period after discounting such Fair Market Bareboat Charter Hire semi-annually to present worth as of such Payment Date at the relevant Stipulated Interest Rate; or

(B) an amount equal to the excess, if any, of the Stipulated Loss Value of the relevant Vessel then subject to this Subcharter computed as of the Payment Date specified in such notice over the Fair Market Sale Value of the relevant Vessel then subject to this Subcharter, determined in accordance with the Appraisal Procedure, as of such Payment Date.

The Charterer and the Subcharterer agree that the provisions of Article 7(g) shall be applicable to the foregoing calculations.

(iv) The Charterer or its agent may sell the relevant Vessel then subject to this Subcharter at public or private sale (provided the Charterer shall have given prior written notice thereof to the Subcharterer), by such advertisement or publication as the Charterer may determine, or otherwise may dispose of, hold, use, operate, charter (whether for a period greater or less than the balance of what would have been each relevant Charter Period in the absence of the termination of the Subcharterer’s rights to the relevant Vessel) to others or keep idle the relevant Vessel, all on such terms and conditions and at such place or places as the Charterer may determine (subject to the restrictions of the Capital Construction Fund and subject to the Charterer having received any required governmental approvals) and all free and clear of any rights of the Subcharterer (or any further subcharterer) and of any claim of the Subcharterer (or any further subcharterer) in admiralty, in equity, at law or by statute, whether for loss or damage or otherwise, and without any duty to account to the Subcharterer except to the extent specifically provided in paragraph (ii) above.

(v) The Charterer may terminate this Subcharter with respect to the relevant Vessel as of the termination date set forth in a notice given by the Charterer to the Subcharterer. Nothing contained in this Article 15(b) shall derogate from the rights of the Charterer to seek the remedies as set forth in this Article 15(b) against the Subcharterer for any breach of this Subcharter.

(vi) Subject to and without prejudice to any right or claim of each Indenture Trustee under the relevant Guarantee, the relevant Indenture, or the relevant Mortgage or the rights of the relevant Owner Trustee, Charterer may exercise any other right or remedy, not inconsistent with the foregoing, that may be available to it under applicable law, in equity or in admiralty, or proceed by appropriate court action to enforce the terms of this Subcharter or to recover damages for the breach hereof or to rescind this Subcharter.

(vii) In addition, the Subcharterer shall be liable, on an After-Tax Basis, for any and all Supplemental Hire payable hereunder before, during or after the exercise of any of the foregoing remedies, which Supplemental Hire shall include all reasonable legal fees and other costs and expenses incurred by each relevant Owner Trustee, the Charterer or each relevant Indenture Trustee by reason of the occurrence of any Other Subcharter Event of Default or by reason of the exercise by the Charterer, the relevant Owner Trustee or the relevant Indenture Trustee of any remedy hereunder or under any other Operative Document, including, without limitation, any costs and expenses incurred by the Charterer, the relevant Owner Trustee or the relevant Indenture Trustee in connection with any retaking of the relevant Vessel or, upon the redelivery or retaking of the relevant Vessel in accordance with this Article 15(b), the placing of the relevant Vessel in the condition and seaworthiness required by the terms of Article 2(d); provided, however, that Subcharterer shall only be liable pursuant to this Article 15(b) to the extent that any Supplemental Hire payable hereunder is not attributable to an Event of Default under the relevant Charter that is not also a Subcharter Event of Default) or to any breach by the Charterer of its duties and obligations under the Charter or this Subcharter other than those breaches that are not attributable to breaches by the Subcharterer of any of its duties and obligations under this Subcharter. Except as specifically provided herein, no remedy referred to in this Article 15(b) is intended to be exclusive, but each shall be cumulative and is in addition to, and may be exercised concurrently with, any other remedy which is referred to in this Article 15(b) or which may otherwise be available at law, in equity or in admiralty; provided, however, that liquidated damages having been agreed to by the parties hereto pursuant to paragraphs (ii) and (iii), above, the Charterer shall not be entitled to recover from the Subcharterer as damages upon the occurrence of one or more Other Subcharter Events of Default an amount in excess of such liquidated damages plus any other Hire (including, but not limited to, any Schedule 4A amounts) owing pursuant to the terms of this Subcharter. To the extent not required to satisfy any Obligations and other amounts then payable under each Indenture, there shall be deducted from the aggregate amount so recoverable by the Charterer the net balance, if any, remaining of any moneys held by the Charterer (or to the extent held by the relevant Owner Trustee Or the relevant indenture Trustee, and paid to the Charterer), which would have been required by the terms hereof (or the relevant Charter or any other Operative Agreement) to have been paid to the Subcharterer (or the Charterer) but for the occurrence of a Subcharter Event of Default. To the extent permitted by applicable law, the rights of the Charterer and the obligations of the Subcharterer under this Article 15(b) shall be effective and enforceable regardless of the pendency of any proceeding which has or might have the effect of preventing the Charterer or the Subcharterer from complying with the terms of this Subcharter. No express or implied waiver by the Charterer of any Other Subcharter Event of Default shall in any way be, or be construed to be, a waiver of any further or subsequent Subcharter Event of Default. To the extent permitted by applicable law, the Subcharterer hereby waives any rights now or hereafter conferred by statute or otherwise which may require the Charterer or any Owner Trustee to sell, charter or otherwise use the relevant Vessel in mitigation of such Owner Trustee’s or Charterer’s damages except to the extent expressly set forth in this Article 15(b).

(c) Upon the occurrence of a Subcharter Event of Default that is not a Special Subcharter Event of Default or an Other Subcharter Event of Default because the potential exposure to the Beneficiaries (as such term is defined in the Guarantee and Indemnity Agreement) does not exceed two million United States Dollars (USD 2,000,000) for any Vessel and at any time thereafter so long as the same shall be continuing, the Charterer may not exercise any of the remedies otherwise specified in this Article 15, but may, at its option, declare a breach of contract pursuant to this Subcharter with respect to the relevant Vessel and may exercise any right or remedy for specific performance or other damages that may be available to it under applicable law.

(d) Notwithstanding the foregoing, to the extent the relevant Owner Trustee has exercised a remedy or remedies under Article 15 of any corresponding Charter respecting a Vessel, Charterer may exercise a different remedy or remedies hereunder respecting such Vessel only to the extent such remedy or remedies is consistent with the exercise by the relevant Owner Trustee.

ARTICLE 16

Agreements of the Subcharterer and the Charterer

(a) The Subcharterer agrees to perform and observe, on behalf of the Charterer, the covenants and agreements of the relevant Owner Trustee contained in Sections 11.01, 11.02, 11.03 and 11.04 of each Indenture.

(b) The Charterer covenants, undertakes and agrees with the Subcharterer that, from the date hereof and throughout the Charter Period, it will duly and punctually perform and observe each of its duties and obligations under and pursuant to the Charters and, to the extent permissible under the Charters, it will use commercially reasonable efforts to cause the observance and performance by the relevant Owner Trustee of its respective duties and obligations under the Charters and shall cooperate with Subcharterer to pursue any rights or remedies that it may have thereunder; provided, however, that the Charterer shall only be obligated pursuant to this Article 16(b) to the extent that a breach in its duties and obligations under any Charter (if such breach were a breach by the Subcharterer hereunder) would not constitute (a) a Subcharter Event of Default or (b) an event which, with the passage of time or the giving of notice, or both, would constitute a Subcharter Event of Default.

ARTICLE 17

Notices

(a) All notices, demands, declarations and other communications required under the terms and provisions hereof shall be in writing, and shall be addressed (i) if to the Subcharterer, at its address at 2101 Rexford Road, Suite 350 West, Charlotte, North Carolina 28211, Telecopy: (704) 973-7010, Attention: Robert Zuckerman, with a copy to Latham and Watkins, LLP, 555 llth Street, N.W., Suite 1000, Washington, D.C. 20004, Telecopy: (202) 637- 2201, Attention David S. Dantzic, Esq., (ii) if to an Owner Trustee or the Bank, at its address at 225 Asylum Street, 23rd Floor, Hartford, Connecticut 06103, Attention: Melissa Dumont, (iii) if to the Charterer, to CSX Corporation at its address at 500 Water Street, Jacksonville, FL 32202, Telecopy: (904) 359-7518, Attention: General Counsel, with a copy to the Guarantor, at its address at 500 Water Street, Jacksonville, Florida 32202. Telecopy: (904) 366-5121), Attention: Fredrik Eliasson, or (iv) if to any of the foregoing, at such other address as such party may from time to time designate in writing to the other parties. Notice shall be effective on receipt.

(b) Each of the Charterer and the Subcharterer agrees to provide promptly to the other a copy of any written notice received by it from any Owner Trustee, Owner Participant, Indenture Trustee, any insurance broker or underwriter, the American Bureau of Shipping, or any governmental authority or regulatory agency having jurisdiction or authority over the Vessels.

ARTICLE 18

Further Assurances and Financial and Other Information

(a) The Subcharterer hereby agrees promptly and duly to execute and deliver to the Charterer, and at the Charterer’s request to the relevant Indenture Trustee and/or the relevant Owner Trustee, such further documents and assurances and take such further action as the relevant Owner Trustee may from time to time reasonably request in order more effectively to carry out the intent and purpose of the relevant Charter and to establish and protect the rights and remedies created or intended to be created in favor of the relevant Owner Trustees, the Charterer or the relevant Indenture Trustees hereunder and under the Operative Documents. In addition, (i) the Subcharterer, at its expense, will from time to time take or cause to be taken such action as the relevant Owner Trustee or the Charterer may reasonably request in order duly to maintain each Mortgage as a valid first preferred mortgage upon the relevant Vessel in accordance with the laws of the United States and in order to maintain the due perfection of all security interests created by each Indenture and each Mortgage, and (ii) if the Subcharterer shall fail to take, or cause to be taken, any such action within thirty days after request therefor as above provided, the Subcharterer will reimburse the Charterer, the relevant Indenture Trustee or the relevant Owner Trustee, as the case may be, promptly upon demand therefor, the amount of any and all costs or expenses incurred by any thereof in taking or causing such action to be taken; provided, that in the case of the Operative Documents, such further documents, further assurances and further actions shall not (a) be inconsistent with this Subcharter and the other Operative Documents or (b) require the Subcharter to assume obligations other than as contemplated by this Subcharter.

(b) The Subcharterer agrees to furnish, or cause to be furnished to the Charterer, such information with respect to any of the Vessels as requested by the Charterer, the relevant Owner Trustee or the relevant Owner Participant.

(c) In addition to the requirements set forth in the Guarantee and Indemnity Agreement, the Subcharterer agrees to furnish to the Charterer on or before April 30 of each calendar year, a certificate, signed by a duly authorized officer of the Subcharterer, (i) stating the type and amount of insurance maintained in accordance with the terms of Article 10(a) hereof and (ii) stating that such officer has made or caused to be made under his supervision a review of the transactions and condition of the Subcharterer during the fiscal year covered by such officer’s certificate, and, to the best of his knowledge after due inquiry, that no Subcharter Event of Default hereunder (or an event which, with the passage of time or the giving of notice or both, would constitute such Subcharter Event of Default) is then in existence. The Subcharterer shall notify the Charterer of any Subcharter Event of Default or event which with notice or lapse of time or both would constitute a Subcharter Event of Default promptly after the Subcharterer receives knowledge of such event. The Charterer agrees to provide simultaneously to the Subcharterer copies of any notices furnished by it to the relevant Owner Trustee or the relevant Indenture Trustee of any Event of Default or Default under any Charter.

(d) The Subcharterer shall maintain logs of the location of each of the Vessels and make available to the relevant Owner Participant, the relevant Owner Trustee and the Charterer such information (including, without limitation, such information contained in such logs) as will provide the relevant Owner Participant, the relevant Owner Trustee and the Charterer with all information reasonably necessary to permit the relevant Owner Participant, the relevant Owner Trustee and the Charterer to prepare all required tax returns (including, without limitation, its federal income tax returns) and other required reports.

ARTICLE 19

Successor Banks and Trustees

The Subcharterer agrees that in the case of the appointment of any successor trustee pursuant to the terms of any of the Trust Agreements or the Indentures, such successor trustee shall, upon written notice by such successor trustee to the Charterer (who shall provide such written notice to the Subcharterer), succeed to all the respective rights, powers and title of the relevant Bank and the relevant Owner Trustee under the Charter or to all the rights and powers of the relevant Indenture Trustee under the relevant Indenture, as the case may be, and shall be deemed to be the owner or mortgagee, respectively, of the relevant Vessel for all purposes under the relevant Charter, without the necessity of any consent or approval by the Subcharterer and without in any way altering the terms of this Subcharter or the Subcharterer’s obligations hereunder. One such appointment and designation of a successor trustee shall not exhaust the right to appoint and designate further successor trustees pursuant to any of the Trust Agreements or the Indentures, but such right may be exercised repeatedly as long as this Subcharter shall be in effect. The trustee or any successor trustee from time to time serving thereunder may, but shall not be obligated to, appoint one or more of its officers as attorney-in-fact for such trustee or such successor trustee, as the case may be, to execute any and all notices, consents and approvals or other documents necessary or desirable to be executed in connection with the relevant Charter, this Subcharter or with the relevant Vessel.

ARTICLE 20

The Indenture Trustees

The provisions of this Subcharter that require or permit action by, the payment of any moneys to, the consent or approval of, the furnishing of any instrument or information to, or the performance of any other obligation to, an Indenture Trustee shall not be effective, and the Articles hereof containing such provisions shall be read as though there were no such requirements or provisions and all moneys otherwise payable to such Indenture Trustee hereunder shall be paid to the relevant Owner Trustee, after such Indenture Trustee shall have given the relevant Owner Trustee and the Charterer (who shall provide such notice to the Subcharterer) written notice of the satisfaction and discharge of the corresponding Indenture and the corresponding Mortgage.

ARTICLE 21

Miscellaneous

(a) The terms of this Subcharter shall not be waived, altered, modified, amended, supplemented or terminated in any manner whatsoever except by written instrument signed by the party or parties to be charged.

(b) In the event that, pursuant to the terms hereof, Basic Hire, Stipulated Loss Values or Termination Values with respect to any Vessel shall be changed, the parties hereto shall execute and deliver such amendments and supplements hereto as shall be necessary to effectuate such change.

(c) This Subcharter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

(d) All amounts and moneys referred to in this Subcharter shall be construed to mean money which at the time is lawful money of the United States of America.

(e) Article headings are for convenience only and shall not be construed as part of this Subcharter.

(f) Any provision of this Subcharter that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the Subcharterer hereby waives any provision of law which renders any provision hereof prohibited or unenforceable in any respect.

(g) The Subcharter may be executed in counterparts each of which when so executed and delivered shall be an original, but all of which shall together constitute but one and the same instrument.

(h) The interpretation of this Subcharter and of the rights and obligations of the parties hereunder shall be governed by the laws applicable to maritime contracts entered into in the City of New York, and otherwise by the law in effect in the State of New York.

ARTICLE 22

Special Agreements

(a) Notwithstanding anything herein or in the Guarantee and Indemnity Agreement to the contrary, the Subcharterer hereby covenants, agrees and consents that:

(i) its rights hereunder shall not be in conflict with, and shall be subject and subordinate to, the terms of the Charters, the Indentures and the Mortgages, and to the rights of each Owner Trustee and each Indenture Trustee thereunder; and

(ii) upon the occurrence and continuation of an Event of Default under any Charter or certain Default Events under any Indenture and without prejudice to any claim that it may have against the Charterer, the Subcharterer will turn over possession of the Vessel covered thereby or relating thereto to the extent required by the relevant Owner Trustee in accordance with the terms of such Charter. For the avoidance of doubt, if the relevant Owner Trustee shall commence the exercise of any remedy under the relevant Charter following an Event of Default under such Charter, even if a Subcharter Event of Default shall not have occurred and be continuing, this Subcharter shall nonetheless terminate with respect to the relevant Vessel and the relevant Vessel(s) may be repossessed by the relevant Owner Trustee (or the Charterer if so instructed by the relevant Owner Trustee by written notice copied or forwarded to the Subcharterer) following notice of such intention to terminate this Subcharter with respect to the relevant Vessel and repossess the relevant Vessel(s) given by the Charterer or the relevant Owner Trustee to the Subcharterer; provided, however, that if the aforementioned Event of Default or Default Event, as the case may be, is not attributable to a Subcharter Event of Default, then this Subcharter will terminate with respect to the relevant Vessel and the Subcharterer shall have no obligations hereunder with respect to such Vessel arising out of Subcharterer’s acts or omissions occurring after such date of termination.

(b) The Charterer covenants, agrees and consents that unless a Subcharter Event of Default or Event of Default has occurred and is continuing, it will not agree to amend, modify, waiver, supplement, extend, renew or restate the terms of any Operative Document without the prior written consent of the Subcharterer, such consent not to be unreasonable withheld if the proposed modifications are not adverse to the Subcharterer. The Charterer hereby covenants, agrees and consents that it will cooperate with the Subcharterer in delivering any certificates or other documents reasonably requested by the Subcharterer in connection with its obligations hereunder or the Charterer’s obligations under the Charters or required pursuant to any Operative Document.

(c) The Subcharterer agrees to timely pay the Maritime Administration all liquidated damages payable to the Maritime Administration under the Capital Construction Fund program (or reimburse Charterer or the relevant Owner Trustee for amounts so paid by it to the Maritime Administration) by reason of Subcharterer or any further subcharterer trading any Vessel in violation of the geographic trading restrictions as described in Section 607 of the Merchant Marine Act, 1936, as amended, the Capital Construction Fund agreement and the rules and regulations issued in connection therewith.

(d) In the event that any claim is asserted by any Owner Trustee against the Charterer related to any Charter or any other Operative Document, the Charterer shall be entitled to defend such claim with counsel of its choice, provided, however that the Subcharterer shall be entitled to participate fully in the defense of such claim. If a settlement of any such claim is offered by the relevant Owner Trustee and refused by the Charterer over the objection of the Subcharterer, the obligations of the Subcharterer to indemnify the Charterer and the Guarantor under this Subcharter by the payment of Supplemental Hire for such claim shall not exceed the amount of such proposed settlement. The Charterer, in any case, however, may not enter into a settlement without the prior written consent of the Subcharterer, which consent shall not be unreasonably withheld.

(e) The Charterer covenants, agrees and consents that it will promptly deliver to Subcharterer any notice under the relevant Operative Documents that the Charterer receives from the relevant Owner Trustee, the relevant Indenture Trustee or the relevant Owner Participant.

(f) The Subcharterer covenants, agrees and consents that it will promptly deliver to Charterer any notice that it receives from the relevant Owner Trustee, the relevant Indenture Trustee or the relevant Owner Participant.

(g) The parties hereto agree this Subcharter is intended to be one instrument for the lease of the Vessels and shall not be construed as separate vessel leases for each Vessel.

(h) Each of the Charterer and the Subcharterer covenants, agrees and consents that if a transfer pursuant to Article 13 hereof is a good faith transfer to an entity (the “Assignee”) that is not an Affiliate of the Subcharterer, that (i) the Charterer will enter into a new subcharter with the relevant Assignee in substantially the same form as this Subcharter with the exception that Articles 14(ix) and 15(a) hereof would apply only to those Vessels not assigned by the Subcharterer to the Assignee and (ii) following such transfer to relevant Assignee, the word “Vessel” as used in this Subcharter shall only refer to those Vessels not acquired by the Assignee.

(i) Nothing contained in this Article 22 shall derogate from the rights of the Subcharterer to seek monetary recovery against the Charterer for any breach of this Subcharter.

[THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Charterer and the Subcharterer have caused this Subcharter in several counterparts to be executed and delivered by their respective signatories thereunto duly authorized as of the date first set forth above.

CSX ALASKA VESSEL COMPANY, LLC, as Charterer

By	/s/ CSX Alaska Vessel Company, LLC
Title: Attorney-in-Fact

HORIZON LINES, LLC, as Subcharterer

By	/s/ Robert S. Zuckerman
Title: Vice-President

SCHEDULE 1

TO

SUB-BAREBOAT CHARTER PARTY

DESCRIPTION OF VESSELS

CSX ANCHORAGE

CSX KODIAK

CSX TACOMA

The certain diesel powered D-7 class containerships of approximately 19,311 gross tons and 14,112 net tons, named respectively, CSX ANCHORAGE, CSX KODIAK and CSX TACOMA, built by Bay Shipbuilding Corp. at Sturgeon Bay, Wisconsin, documented under the laws and flag of the United States of America, bearing Official Nos. 910306, 910308 and 910307, respectively, and with the home port of the National Vessel Documentation Center, Falling Waters, West Virginia, and a hailing port of Wilmington, Delaware, together in each case with all of her engines, boilers, machinery, masts, spars, boats, anchors, cables, chains, rigging, tackle, fittings, tools, pumps, pumping equipment, gear, apparel, capstans, furniture, equipment, spare parts and all other appurtenances thereto appertaining or belonging, whether now owned, or hereafter acquired, and also any and all Bondable Additions and other additions, improvements, renewals and replacements at any time during the relevant Charter Period made in or to said Vessel or any part thereof or in or to her equipment and appurtenances aforesaid, excepting, however, Excepted Property.

SCHEDULE 2

TO

SUB-BAREBOAT CHARTER PARTY

BASIC HIRE PAYABLE FOR EACH VESSEL

Basic Hire Payment Date	Period to Which Basic Hire Payment Relates	Percentage of Capitalized Cost
07/02/1998	22	***
01/02/1999	22 & 23	***
07/02/1999	23	***
01/02/2000	24	***
07/02/2000	25	***
01/02/2001	26	***
07/02/2001	27	***
01/02/2002	28	***
07/02/2002	29	***
01/02/2003	30	***
07/02/2003	31	***
01/02/2004	32	***
07/02/2004	33	***
01/02/2005	34	***
07/02/2005	35	***
01/02/2006	36	***
07/02/2006	37	***
01/02/2007	38 & 39	***
07/02/2007	39	***
01/02/2008	41	***
07/02/2008	41	***
01/02/2009	43	***
07/02/2009	43	***
01/02/2010	45	***
07/02/2010	45	***
01/02/2011	47	***
07/02/2011	48	***
01/02/2012	48	***
07/02/2012	49	***
01/02/2013	50	***
07/02/2013	51	***
01/02/2014	52	***
07/02/2014	53 & 54	***

Total		***

***	Portions hereof have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment in accordance with Rule 406 of the Securities Act.

SCHEDULE 3

TO

SUB-BAREBOAT CHARTER PARTY

STIPULATED LOSS VALUE FOR EACH VESSEL

If the event giving rise to an obligation to pay Stipulated Loss Value occurs and the actual date as of which the relevant Owner Participant shall incur Federal income tax consequences shall be earlier or later than the date assumed in calculating the applicable Stipulated Loss Value, such value shall be appropriately adjusted, based upon the date as of which the relevant Owner Participant incurred such tax consequences but otherwise on the assumptions used to calculate the following values.

Basic Hire Payment Date	Percentage of Capitalized Cost	Basic Hire Payment Date	Percentage of Capitalized Cost
2 Jul 1998	***	2 Jan 2007	***
2 Jan 1999	***	2 Jul 2007	***
2 Jul 1999	***	2 Jan 2008	***
2 Jan 2000	***	2 Jul 2008	***
2 Jul 2000	***	2 Jan 2009	***
2 Jan 2001	***	2 Jul 2009	***
2 Jul 2001	***	2 Jan 2010	***
2 Jan 2002	***	2 Jul 2010	***
2 Jul 2002	***	2 Jan 2011	***
2 Jan 2003	***	2 Jul 2011	***
2 Jul 2003	***	2 Jan 2012	***
2 Jan 2004	***	2 Jul 2012	***
2 Jul 2004	***	2 Jan 2013	***
2 Jan 2005	***	2 Jul 2013	***
2 Jul 2005	***	2 Jan 2014	***
2 Jan 2006	***	2 Jul 2014	***
2 Jul 2006	***	2 Jan 2015	***

***	Portions hereof have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment in accordance with Rule 406 of the Securities Act.

SCHEDULE 4

TO

SUB-BAREBOAT CHARTER PARTY

TERMINATION VALUE FOR EACH VESSEL

If the event giving rise to an obligation to pay Termination Value occurs and an actual date as of which the relevant Owner Participant shall be assumed to be affected for Federal income tax purposes shall be earlier or later than the date assumed in originally calculating the applicable Termination Value, such value shall be appropriately adjusted, based otherwise on the same original assumptions.

Basic Hire Payment Date	Percentage of Capitalized Cost	Basic Hire Payment Date	Percentage of Capitalized Cost
2 Jul 1998	***	2 Jan 2007	***
2 Jan 1999	***	2 Jul 2007	***
2 Jul 1999	***	2 Jan 2008	***
2 Jan 2000	***	2 Jul 2008	***
2 Jul 2000	***	2 Jan 2009	***
2 Jan 2001	***	2 Jul 2009	***
2 Jul 2001	***	2 Jan 2010	***
2 Jan 2002	***	2 Jul 2010	***
2 Jul 2002	***	2 Jan 2011	***
2 Jan 2003	***	2 Jul 2011	***
2 Jul 2003	***	2 Jan 2012	***
2 Jan 2004	***	2 Jul 2012	***
2 Jul 2004	***	2 Jan 2013	***
2 Jan 2005	***	2 Jul 2013	***
2 Jul 2005	***	2 Jan 2014	***
2 Jan 2006	***	2 Jul 2014	***
2 Jul 2006	***	2 Jan 2015	***

***	Portions hereof have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment in accordance with Rule 406 of the Securities Act.

SCHEDULE 4A

TO

SUB-BAREBOAT CHARTER PARTY

OBSOLESCENCE LOSS OF CCF BENEFITS

HORIZON LINES, LLC

Impact of Dissolving CCF to CSX Corp.

(thousands of $)

Total Impact of Nonqualified Withdrawal

	Vessel 1		Vessel 2		Vessel 3		EQUIP ‘08a		EQUIP ‘08b		Equip ‘09		EQUIP ‘10		Equip ‘11
2003	$	***	$	***	$	***	$	***	$	***	$	***	$	***	$	***
2004		***		***		***		***		***		***		***		***
2005		***		***		***		***		***		***		***		***
2006		—		—		—		***		***		***		***		***
2007		—		—		—		***		***		***		***		***
2008		—		—		—		***		***		***		***		***
2009		—		—		—		—		—		***		***		***
2010		—		—		—		—		—		—		***		***
2011		—		—		—		—		—		—		—		***

Assumptions

(1)	Tax Rate: ***% Any state taxes that may be payable in addition would be considered and treated in a similar fashion, thereby increasing the above amounts accordingly.

(2)	Nonqualified withdrawal made in any year is assumed to take place on First In - First Out basis from deposits made since 1981 and takes place before any scheduled withdrawals due in that year are made.

(3)	Simple interest charged on the tax due each year according to MarAd schedule published in the Federal Register.

For 2003 - 2011, the interest rate is assumed to be: ***%

This is subject to adjustment based on what is published in the Federal Register.

(4)	Interest is deductible at lax rate above.

(5)	Future deferral value discounted at: ***%

In any year in which a withdrawal for any vessel or equipment is scheduled to be made and a nonqualified withdrawal occurs that is not part of such scheduled withdrawal, such nonqualified withdrawal is assumed to occur at the midpoint between the scheduled withdrawal and one year prior.

If no such scheduled withdrawal on any vessel or equipment is due in the respective year, the nonqualified withdrawal is assumed to occur at the midpoint of the calendar year.

(6)	Federal and state taxes not included.

***	Portions hereof have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment in accordance with Rule 406 of the Securities Act.